                                                                   EXHIBIT 10.10

                           THIRD AMENDED AND RESTATED
                              REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT



                                  Dated as of
                               September 1, 1995


                                     among

                           HAWKINS ENERGY CORPORATION

                                      AND

                            EQUITY COMPRESSORS, INC.


                                  "Borrowers"

                                      and


                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION

                                     "BANK"

                     THIRD AMENDED AND RESTATED REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT
                         ------------------------------


     THIS THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of September 1, 1995 ("Agreement"), is entered into among HAWKINS ENERGY CORPORATION, an Oklahoma corporation ("Hawkins") and EQUITY COMPRESSORS, INC., an Oklahoma corporation ("Equity") (Hawkins and Equity being collectively referred to as the "Borrowers") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association (the "Bank").

     W I T N E S S E T H:

     A. WHEREAS, the Borrowers have applied to the Bank for a restructure, extension, modification and increase in the amount of of the Borrowers' Revolving Credit Commitment, including, without limitation, consolidation of the outstanding principal balance of the Second Term Loan as a part thereof, and extension of the maturity of the First Term Loan, to be evidenced by the First Term Note hereinafter described and defined; and

     B. WHEREAS, the Borrowers have also applied to the Bank for an increase in the Revolving Credit Commitment to a maximum principal amount of $12,000,000, subject to Revolving Credit Borrowing Base limitations herein set forth, to be evidenced by Borrowers' joint and several revolving credit note payable to the order of the Bank in the original principal amount of $12,000,000; and

     C. WHEREAS, the Bank is willing to extend the First Term Loan and restructure, extend, modify and increase the Revolving Credit Commitment to the Borrowers, subject to the terms, conditions, uses and provisions hereinafter set forth, all of which are material to the Bank and without which the Bank would not be willing to extend any of such Commitments described and defined herein; and

     D. WHEREAS, the Borrowers (as well as Mid South Compressors, Inc. ("Mid South") and Owens Compression Services, Inc. ("Owens")) and the Bank are parties to that certain First Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 14, 1993, as modified by the Modification thereto dated as of September 24, 1993, and the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 13, 1994, as modified by the Modification thereto dated as of December 30, 1994 (collectively the "Prior Agreements"), and in connection with the Borrowers' requested extension of the First Term Loan, restructure, extension, modification and increase in the aggregate amount of the Revolving Credit Commitment therein described and defined from $1,000,000 to $12,000,000, the Borrowers and the Bank desire to amend and restate the Prior Agreements by the terms of this Agreement; and

     E. WHEREAS, Mid-South and Owens have been merged into Equity and Equity is the successor-in-interest to all assets (including

Collateral) previously owned and operated by Mid South and Owens, respectively.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:


                                   ARTICLE I
                                   ---------

                              CERTAIN DEFINITIONS
                              -------------------

     When used herein, the following terms shall have the following meanings:

     1.1  "Adjusted Gross Proceeds" shall mean (i) all proceeds received by the
          -------------------------
Borrowers during the applicable period, whether directly or indirectly, from purchasers of Hydrocarbons produced from the Mortgaged Property, plus (ii) all
                                                                 ----
amounts which Borrowers were entitled to receive during such period but which were offset by the purchaser of production or an intermediary against obligations (other than ordinary operating expenses) owing by the Borrowers; less the amount of all gathering, severance and windfall profits taxes required
- ----
to be paid by the Borrowers with respect to said proceeds and all royalty and overriding royalty payments to third parties and all ordinary and necessary operating expenses paid by the Borrowers with respect to the Mortgaged Property, excluding only such expenses that (i) qualify as capitalized items under GAAP or
(ii) are defined or described in the energy industry as workover expenses or costs.

     1.2  "Affiliate" shall mean any Person which, directly or indirectly,
          -----------
controls, or is controlled by, or is under common control with, another Person and any partner, officer or employee of any such Persons. For purposes of this definition, "control" shall mean the power, directly or indirectly, to direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

     1.3  "Applicable Prime Rate" shall mean the annual rate of interest
          -----------------------
announced by Chase Manhattan Bank, National Association, New York, New York ("Chase") from time to time as its prime or base rate, which rate shall be the rate used by Chase as a base or standard for pricing purposes and which shall not necessarily be its "best" or lowest rate. Should Chase cease to announce a prime or base rate or should it be merged, consolidated, liquidated or dissolved in such a manner that it loses its separate corporate identity, then the Applicable Prime Rate shall be the Prime Rate published by the Wall Street
                                                               -----------
Journal in its "Money Rates" column or a similar rate if such rate ceases to be
- -------
published. Any changes in the Applicable Prime Rate shall be effective as of the date of the change.

     1.4  "Business Day" shall mean a day other than a Saturday, Sunday or a day
          --------------
upon which banks in the State of Oklahoma are closed to business generally.

     1.5  "CERCLA" shall mean the Comprehensive Environmental Response,
          --------
Compensation and Liability Act of 1980, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.6  "Closing Date" shall mean the effective date of this Agreement.
          --------------

     1.7  "Collateral" shall have the meaning assigned to that term in Article V
          ------------
of this Agreement.

     1.8  "Commitments" shall mean the Revolving Credit Commitment and the Term
          -------------
Commitments.

     1.9  "Compressor Operating Income" shall mean the sum of rental/maintenance
          -----------------------------
fees and revenues less the sum of direct compressor rental and operating expenses per GAAP excluding from all such calculations the Stalwart Leases and Stalwart Units.

     1.10 "Current Assets" shall mean the value of the current assets determined
          ----------------
in accordance with GAAP on a consolidated basis.

     1.11 "Current Liabilities" shall mean the amount of current liabilities
          ---------------------
determined in accordance with GAAP on a consolidated basis.

     1.12 "Current Ratio" shall mean the ratio of Current Assets to Current
          ---------------
Liabilities.

     1.13 "Default Rate" shall mean the Applicable Prime Rate plus eight
          --------------
percentage points (8%).

     1.14 "Environmental Laws" shall mean Laws, including without limitation
          --------------------
federal, state or local Laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata), including without limitation CERCLA, SARA, RCRA, HSWA, OPA, HMTA, TSCA and other Laws relating to (i) Polluting Substances or (ii) the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

     1.15 "ERISA" shall mean the Federal Employee Retirement Income Security Act
          -------
of 1974, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.16 "Event of Default" shall mean any of the events specified in Section
          ------------------
9.1 of this Agreement, and "Default" shall mean any
                            -------
event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

     1.17 "Finished Goods" shall mean that portion of the Inventory which
          ----------------
constitutes natural gas compressor units completed for lease or sale by one or more of the Borrowers.

     1.18 "First Term Note" shall mean the Borrowers' joint and several
          -----------------
$1,225,722 replacement term note in the form of Exhibit "C" annexed to this
                                                -----------
Agreement, to be delivered to the Bank pursuant to Section 3.2 hereof, together with each and every replacement, extension, renewal, modification, substitution and change in form thereof which may be from time to time and for any term or terms effected.

     1.19 "GAAP" shall mean generally accepted accounting principles applied on
          ------
a consistent basis in all material respects to those applied in the preceding period, unless the Borrowers' outside accountants reasonably determine that there should be a different application based upon relevant accepted Financial Accounting Standards. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

     1.20 "hereby", "herein", "hereof", "hereunder" and similar such terms shall
          -----------------------------------------
mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

     1.21 "HMTA" shall mean the Hazardous Materials Transportation Act, as
          ------
amended, together with all regulations and rulings promulgated with respect thereto.

     1.22 "HSWA" shall mean the Hazardous and Solid Waste Amendments of 1984, as
          ------
amended, together with all regulations and rulings promulgated with respect thereto.

     1.23 "Hydrocarbons" shall have the meaning assigned to that term in the
          --------------
Mortgage.

     1.24 "Indebtedness" shall mean and include any and all: (i) indebtedness,
          --------------
obligations and liabilities of the Borrowers to the Bank incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any replacements, amendments, extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Notes and all lawful interest, late charges, loan closing fees, service fees, origination/facility fees, commitment fees, fees in lieu of balances, letter of credit fees and other charges, and all reasonable costs and expenses incurred in connection with the preparation, filing and recording of the Loan Documents, including attorneys fees and legal expenses; (ii) all reasonable costs and expenses paid or incurred by the Bank, including attorneys fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iii) all sums expended by the Bank in curing any Event of Default or Default of the Borrowers under the terms of this Agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Notes together with interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate.

     1.25 "Inventory" shall mean and include all of Borrowers' natural gas
          -----------
compressor units and other goods intended for sale or lease, all Raw Materials, Work In Process, Finished Goods, packaging, labels, advertising materials and all supplies of every kind or nature which are used or may be used in manufacturing, selling, leasing, packing, shipping, advertising, leasing or furnishing of goods (including natural gas compressor units), whether now owned or hereafter acquired and wherever located including (without limitation) all natural gas compressor units leased to Stalwart Energy Company.

     1.26 "Laws" shall mean all statutes, laws, ordinances, regulations, orders,
          ------
writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     1.27 "Letters of Credit" shall mean any and all letters of credit issued by
          -------------------
the Bank pursuant to the request of any of the Borrowers in accordance with the provisions of Section 2.2 hereof which at any time remain outstanding and subject to draw by the beneficiary, whether in whole or in part.

     1.28 "Lien" shall mean any mortgage, pledge, security interest, assignment,
          ------
encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

     1.29 "Loan Documents" shall mean this Agreement, the Notes, the Security
          ----------------
Instruments, the Mortgage and all other documents, instruments and certificates executed and delivered to the Bank by the Borrowers pursuant to the terms of this Agreement.

     1.30 "Loans" shall mean all advances made and Letter of Credit draws funded
          -------
hereunder pursuant to the Commitments, including all sums evidenced by the Notes.

     1.31 "Mortgage" shall have the meaning assigned to that term in Section
          ----------
5.1(b) of the Prior Agreements, as amended and restated hereby.

     1.32 "Mortgaged Property" shall mean the property covered by the Mortgage
          --------------------
defined in Section 5.1(b) of this Agreement.

     1.33 "Net Worth" shall mean, on any date as of which the amount thereof is
          -----------
to be determined, the sum of the following determined on a consolidated basis in accordance with GAAP:

     (a) The amount of stated capital (less cost of treasury shares),

     plus
     ----

     (b) The amount of surplus and retained earnings (or, in the case of surplus or retained earnings deficit, minus the amount of such deficit).

     1.34 "Notes" shall mean the Revolving Credit Note, the First Term Note and
          -------
the Third Term Note.

     1.35 "OPA" shall mean the Oil Pollution Act of 1990, as amended, together
          -----
with all regulations and rulings promulgated with respect thereto.

     1.36 "Person" shall mean and include an individual, a partnership, a joint
          --------
venture, a corporation, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

     1.37 "Polluting Substances" shall mean all pollutants, contaminants,
          ----------------------
chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in CERCLA/SARA, RCRA/HSWA and in the HMTA; provided, in the event either CERCLA/SARA, RCRA/HSWA or HMTA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the Laws of any State or other Tribunal establish a meaning for "hazardous substance, "hazardous waste," "hazardous material," "solid waste" or "toxic substance" which is broader than that specified in CERCLA/SARA, RCRA/HSWA, or HMTA, such broader meaning shall apply.

     1.38 "Raw Materials" shall mean that portion of the Inventory which
          ---------------
constitutes parts, components, accessories and materials to become a part of the Finished Goods.

     1.39 "RCRA" shall mean the Resource Conservation and Recovery Act of 1976,
          ------
as amended, together with all regulations and rulings promulgated with respect thereto.

     1.40 "Revolving Credit Borrowing Base" shall have the meaning assigned to
          ---------------------------------
that term in Section 2.4 of this Agreement.

     1.41 "Revolving Credit Commitment" shall mean the agreement of the Bank to
          -----------------------------
make Revolving Credit Loans under Article II of this Agreement, and pursuant to the terms and conditions hereof, from the Closing Date until March 31, 1997, or such later date as the Bank may extend the commitment to make Revolving Credit Loans by an extension in writing, unless earlier terminated pursuant to the terms hereof.

     1.42 "Revolving Credit Loans" shall mean the advances to the Borrowers
          ------------------------
described in Section 2.1 of this Agreement, including the sum of unfunded, outstanding Letters of Credit issued pursuant thereto.

     1.43 "Revolving Credit Note" shall mean the Borrowers' $12,000,000
          -----------------------
replacement revolving credit note in the form of Exhibit "A" annexed to this
                                                 -----------
Agreement, to be delivered to the Bank pursuant to Section 2.2 hereof, together with any and all extensions, renewals, modifications, substitutions and changes in form thereof which may be from time to time and for any term or terms effected.

     1.44 "SARA" shall mean the Superfund Amendments and Reauthorization Act of
          ------
1987, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.45 "Security Agreement" shall have the meaning assigned to that term in
          --------------------
Article V of this Agreement.

     1.46 "Security Instruments" shall mean the Mortgage, the Security Agreement
          ----------------------
and all other financing statements, assignments, security agreements, pledges, lien entry forms, documents or writings and any and all amendments and supplements thereto, granting, conveying, assigning, transferring or in any manner providing the Bank with a security interest in any property as security for the repayment of all or any part of the Indebtedness.

     1.47 "Tangible Net Worth" shall mean Net Worth minus all assets which would
          --------------------                      -----
be classified as intangible assets under generally accepted accounting principles, including (without limitation) good will, patents, franchises, organization costs, research and development costs, covenants not to compete and other deferred charges.

     1.48 "Taxes" shall mean all taxes, assessments, fees, or other charges or
          -------
levies from time to time or at any time imposed by any Laws or by any Tribunal.

     1.49  "Term Loans" shall mean the loans made to the Borrowers which are
           ------------
described in Section 3.1 hereof.

     1.50 "Term Notes" shall mean the First Term Note and the Third Term Note.
          ------------

     1.51 "Third Term Note" shall mean the Borrowers' $425,000 replacement term
          -----------------
note in the form of Exhibit "E" annexed to the Prior Agreements, the current
                    -----------
unpaid principal balance of which is $203,650, together with each and every extension, renewal, modification, substitution and change in form thereof which may be from time to time and for any term or terms effected.

     1.52 "Total Liabilities" shall mean the amount of all liabilities
          -------------------
determined in accordance with GAAP on a consolidated basis.

     1.53 "Tribunal" shall mean any municipal, state, commonwealth, Federal,
          ----------
foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

     1.54 "TSCA" shall mean the Toxic Substances Control Act,  as amended,
          ------
together with all regulations and rulings promulgated with respect thereto.

     1.55 "Work in Process" shall mean that portion of Inventory, including
          -----------------
natural gas compressors, upon which manufacturing, assembling, fabricating or processing work has commenced but which does not yet constitute Finished Goods.


                                   ARTICLE II
                                   ----------

                             REVOLVING CREDIT LOAN
                             ---------------------

     2.1  Revolving Credit Loans.    The Bank agrees, upon the terms and subject
          ----------------------
to the conditions hereinafter set forth, to make Revolving Credit Loans from time to time, on or after the Closing Date to the Borrowers in an amount equal to the lesser of the maximum outstanding principal amount of $12,000,000
       ------
(provided, however, through March 31, 1996, the maximum outstanding principal amount shall be $8,500,000) or the Revolving Credit Borrowing Base as defined in
Section 2.4 hereof, subject to reduction as hereinafter provided, the unpaid principal balance of which is convertible to a thirty-six (36) month term loan on March 31, 1997 (the "Conversion Date").

     2.2  Revolving Credit Note.  On the Closing Date, the Borrowers shall
          ---------------------
execute and deliver to the order of the Bank the Borrowers' joint and several replacement revolving credit note in the principal amount of $12,000,000, the form of which is annexed hereto as Exhibit "A" and hereby made a part hereof
                                   -----------
(hereinafter
referred to as "Revolving Credit Note"). The Revolving Credit Note shall be dated as of the Closing Date, and shall bear interest payable monthly on the last day of every month commencing September 30, 1995, on unpaid balances of principal from time to time outstanding and on any past due interest at a variable annual rate equal from day to day to the Applicable Prime Rate plus one
and one-half percentage points (1.5%).   The unpaid and outstanding principal
balance of the Revolving Credit Note shall be converted on March 31, 1997 to a term loan ("Convertible Term Loan") payable in thirty-five (35) consecutive monthly principal payments each equal to one-sixtieth (1/60th) of the lesser of
                                                                      ------
the convertible amount or the Revolving Credit Borrowing Base as redetermined as of October 31, 1996 (the "Redetermined Borrowing Base") payable on the last day of each calendar month commencing April 30, 1997, with the remaining principal due and payable at final maturity on March 31, 2000. All payments received shall be applied first to accrued interest and then to the outstanding principal amount owing on the Revolving Credit Note.

     Prior to the Conversion Date, the Borrowers may from time to time make prepayments of principal without premium or penalty, provided that on or after April 1, 1997, interest on the amount prepaid, accrued to the prepayment date, shall be paid on such prepayment date and a prepayment premium specified in
Section 3.8 below shall accompany such prepayment. The Borrowers may not reborrow any amounts paid or prepaid on the Revolving Credit Note on or after March 31, 1997. All payments and prepayments shall be made in lawful money of the United States of America. All outstanding principal of and unpaid accrued interest on the Revolving Credit Note not previously paid hereunder shall be due and payable at final maturity on March 31, 2000, unless such final maturity shall be extended by the Bank in writing or accelerated pursuant to the terms hereof. After maturity (whether by acceleration or otherwise) the Revolving Credit Note shall bear interest at the Default Rate, payable on demand.
Interest shall be calculated on the basis of a year of 365 days but assessed for the actual number of days elapsed in each accrual period. Notwithstanding the original stated principal amount of the Revolving Credit Note, in no event shall the outstanding and unpaid principal amount advanced thereon exceed $8,500,000 until April 1, 1996 (the "Initial Redetermined Borrowing Base") without the express prior written consent of the Bank and its Participant.

     Upon the Borrowers' application from time to time by use of the Bank's standard form Letter of Credit Application Agreement and subject to the terms and provisions therein and herein set forth, the Bank agrees to issue standby letters of credit on behalf of the Borrowers under the Revolving Credit Commitment, provided that (i) any letters of credit be issued on behalf of or on the account of Borrowers with an expiry date later than March 31, 1997 will, at the Bank's sole option, be fully secured and collateralized by cash or cash equivalent acceptable to the Bank in its sole discretion and held thereby from and after conversion on March 31, 1997 until expiration or cancellation of such letter(s) of credit or payment of all draws thereon on demand of the Bank and (ii) no letter of credit will be issued on behalf of or for the account of the Borrowers if at the time of issuance the outstanding amount of all unpaid Revolving Credit Loans (including the aggregate outstanding and unfunded amount of unexpired letters of credit then existing) under the Revolving Credit Commitment as evidenced by the Revolving Credit Note plus the maximum amount of such Letter of Credit then being requested would exceed the lesser of the Revolving Credit Borrowing Base or $12,000,000. If any letter of credit is drawn upon at any time, each amount drawn, whether a full or partial draw thereon, shall be automatically reflected by the Bank as an advance on the Revolving Credit Note effective as of the date of the Bank's honoring the sight draft. In consideration of the Bank's agreement to issue standby letters of credit hereunder, the Borrowers agree to pay to the Bank letter of credit fees equal to two percentage points (2%) per annum on the face amount of each letter of credit, which such fee shall be due and payable to the Bank at the time of issuance of each applicable letter of credit. The $12,000,000 Revolving Credit Note shall constitute a replacement, extension and consolidation of the $1,000,000 Revolving Credit Note annexed as Exhibit A to the April 13, 1994 Second Amendment and the unpaid principal balance ($6,589,612) of the $7,450,000 Second Term Note dated December 30, 1994, and described and defined in the Prior Agreements, which such prior $1,000,000 Revolving Credit Note had an outstanding principal balance of $838,756.39 as of the Closing Date.

     2.3  Revolving Credit Advances, Payments and Voluntary Prepayment.  Each
          ------------------------------------------------------------
Revolving Credit Loan requested by the Borrowers from the Bank shall (i) be requested telephonically by Hawkins or in writing by Hawkins pursuant to a Loan Advance Request, the form of which is annexed hereto as Exhibit "B", no later
                                                        -----------
than 1:00 o'clock P.M. (applicable current time in Tulsa, Oklahoma) on the date upon which the advance is to be made; (ii) be in the amount of $5,000 or an integral multiple thereof (unless the amount then available to borrow is less than $5,000, in which event an advance may be made in the amount available);
(iii) not cause the aggregate outstanding and unpaid principal amount of the Revolving Credit Note to exceed the Revolving Credit Borrowing Base; and (iv) be advanced by the Bank on the applicable date, provided the request is timely made in accordance with Section 2.3(i) hereof and all other conditions of funding are met. Borrowers hereby appoint Hawkins as the Borrowers' duly authorized agent for all purposes hereunder in connection with Revolving Credit Loans and applications for the issuance of letters of credit pursuant to this Article II, including (without limitation) the execution and delivery to the Bank for and on behalf of all of the Borrowers Loan Advance Requests and letters of credit applications. In consideration of Bank permitting telephonic requests for advances, Borrowers state that they fully understand the risk attendant thereto, agree to accept all such risk and hold Bank harmless from any loss which any of the Borrowers may incur by reason of an advance being made in response to a telephonic request whether such is caused by mistake or negligence of the Bank or otherwise, unless it is judicially established that such loss was due to the gross negligence and wanton disregard of the Bank. All advances made by the Bank shall, for mutual convenience, be deposited to Borrowers' joint general deposit account No. 207937943 with the
                                                          ---------
Bank (the "General Account"), and the Bank shall have no responsibility to monitor the distribution of such advances in any other respect.

     All advances made by the Bank on the Revolving Credit Note and all payments or prepayments of principal and interest thereon made by the Borrowers shall be recorded by the Bank in its records, and the aggregate unpaid principal amount so recorded shall be conclusive evidence of the principal amount owing and unpaid on the Revolving Credit Note. The failure to so record shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under the Revolving Credit Note to repay the principal amount of each Revolving Credit Loan together with all interest accrued thereon. If additional lines or blanks shall be needed for the purpose of recording advances or payments on the schedule, one or more additional schedules may be annexed to the Revolving Credit Note and shall become a part thereof. All payments and prepayments shall be made in lawful money of the United States of America. Any payments or prepayments on the Revolving Credit Note received by the Bank after 1:30 o'clock P.M. (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and accrued interest on the Revolving Credit Note not previously paid hereunder shall be converted to the Convertible Term Loan on the Conversion Date, unless such maturity shall be extended by the Bank in writing or accelerated pursuant to the terms hereof.

     2.4  Revolving Credit Borrowing Base.  The Borrowers will not request, nor
          -------------------------------
will they accept, the proceeds of any Revolving Credit Loans or advance under the Revolving Credit Note at any time when the amount thereof, together with the unpaid principal amount of the Revolving Credit Note and outstanding but unfunded letters of credit, exceeds the Revolving Credit Borrowing Base. As used in this Agreement, the term "Revolving Credit Borrowing Base" shall mean an amount equal to the least of (x) sixty percent (60%) of the most recent appraisal of the compressor fleet (excluding all Stalwart units) reflecting the orderly liquidation value thereof and as otherwise prepared and determined in accordance with Section 4.3 hereof; (y) a multiple equal to 2.25 times Borrowers' compressor fleet most recent twelve (12) month trailing Compressor Operating Income; or (z) $12,000,000. Through March 31, 1996, the Revolving Credit Borrowing Base shall in no event exceed $8,500,000. The Revolving Credit Borrowing Base shall be redetermined as of the Initial Redetermined Borrowing Base date (April 1, 1996) and as of the Redetermined Borrowing Base date (October 1, 1996) and as of the effective date of any sale pursuant to Section
3.7 hereof.

     2.5  Variance from Revolving Credit Borrowing Base.  Any Revolving Credit
          ---------------------------------------------
Loan shall be conclusively presumed to have been made to the Borrowers by the Bank under the terms and provisions hereof and shall be secured by all of the Collateral and security described or referred to herein or in the Security Instruments, whether or not such loan conforms in all respects to the terms and provisions hereof. If the Bank should (for the convenience of the Borrowers or for any other reason) make loans or advances which would cause the unpaid principal amount of the Revolving Credit Note to exceed the amount of the applicable Revolving Credit Borrowing Base, no such variance, change or departure shall prevent any such loan or loans from being secured by the Collateral and security created or intended to be created herein or in the Security Instruments. The Revolving Credit Borrowing Base shall not in any manner limit the extent or scope of the Collateral and security granted for the repayment of the Revolving Credit Note (or any other Indebtedness) or limit the amount of indebtedness under the Revolving Credit Note (or any other Indebtedness) to be secured.

     2.6  Revolving Credit Mandatory Prepayments.  The Borrowers shall make
          --------------------------------------
mandatory prepayments from time to time on the Revolving Credit Note in an amount equal to the amount by which the unpaid principal balance outstanding under the Revolving Credit Note exceeds the Revolving Credit Borrowing Base. Each such mandatory prepayment shall be paid prior to the earlier of (a) one Business Day after any of the Borrowers shall have knowledge that the unpaid principal amount of the Revolving Credit Note exceeds the Revolving Credit Borrowing Base, or (b) one Business Day after the Bank shall have made demand that the Borrowers make such a mandatory prepayment.

     2.7  Commitment Fees.  From the Closing Date until the Revolving Credit
          ---------------
Commitment is terminated, the Borrowers shall pay to the Bank, as a commitment fee for its Revolving Credit Commitment, an amount equal to one-half of one percentage point (0.5%) per annum of the amount by which the then applicable Revolving Credit Borrowing Base exceeds the outstanding unpaid principal balance of the Revolving Credit Note from time to time computed daily on the basis of a calendar year of 360 days but assessed for the actual number of days elapsed during each accrual period. Such fee shall be payable quarterly as the same accrues on the fifteenth (15th) day after the end of each quarter-annual period ending March 31, June 30, September 30 and December 31, commencing October 15, 1995 (for that portion of the calendar quarter ending September 30, 1995 from the Closing Date through such fiscal quarter ending date), and at the Conversion Date of the Revolving Credit Note, whether by acceleration or otherwise. The amount of Commitment Fees payable for each such a quarter shall be paid by a debit to the joint General Account of Borrowers at the Bank (as more particularly described in Section 2.3 hereof) in such amount. For the purposes of this Section 2.7 and Section 10.9 hereof, Borrowers hereby appoint the Bank their attorney-in-fact for the execution and performance of such debit, and hereby absolve the Bank of any loss or negligence arising by virtue of its exercise of such power, except for gross negligence or willful misconduct. Said power shall be deemed a power coupled with an interest and shall be irrevocable.

     2.8  Reductions or Termination of Revolving Credit Commitment.  Borrowers
          --------------------------------------------------------
may at any time permanently reduce the Revolving Credit Commitment upon Borrowers giving to Bank written or telegraphic notice, before noon (Tulsa, Oklahoma time) at least three (3) Business Days preceding the date of a proposed reduction in the Revolving Credit Commitment, which notice shall set forth the date and amount of the proposed reduction in the Revolving Credit Commitment. Each reduction shall be in the aggregate principal amount of $100,000, or an integral multiple thereof. Upon Borrowers giving to the Bank written or telegraphic notice, before noon (Tulsa, Oklahoma time) at least three (3) Business Days preceding the date of their proposed termination of the Revolving Credit Commitment, which notice shall set forth the proposed termination date, Borrowers may at any time so terminate the Revolving Credit Commitment, subject only to the prepayment premium described in Section 3.8 hereof. On the effective date of a reduction of the Revolving Credit Commitment, Borrowers shall pay to Bank the Commitment Fees due pursuant to Section 2.7, and shall pay to Bank such principal payment as may be necessary to cause the principal outstanding under the Revolving Credit Note to be no greater than the Revolving Credit Commitment as so reduced. In the event Borrowers elect to terminate the Revolving Credit Commitment in whole, the Revolving Credit Note shall be paid in full, including all accrued interest, Commitment Fees and applicable prepayment premiums, at the time of any such termination in whole, at which time the Revolving Credit Commitment shall also automatically terminate and the Bank shall have no further obligations under the Revolving Credit Commitment.


                                  ARTICLE III
                                  -----------

                                   TERM LOAN
                                   ---------

     3.1  Term Loans.  The Bank agrees, upon the terms and subject to the
          ----------
conditions hereinafter set forth, to extend the maturity date of the existing term loan evidenced by the $1,700,000 First Term Note described and defined in the Prior Agreements on or after the Closing Date to the Borrowers as set forth in Section 3.2 hereof below.

     3.2  First Term Note.  On the Closing Date the Borrowers shall execute and
          ---------------
deliver to the order of the Bank the Borrowers' joint and several replacement term note in the principal amount of $1,225,722, the form of which is annexed hereto as Exhibit "C" and hereby made a part hereof (hereinafter referred to as
          -----------
"First Term Note"). The First Term Note shall be dated as of the Closing Date, shall provide for thirty-four (34) consecutive monthly principal payments of $35,000 per month payable on the last day of each calendar month commencing September 30, 1995, with the remaining principal payable at maturity on July 31, 1998. The First Term Note shall bear interest, payable monthly on the last day of every month commencing September 30, 1995, and at final maturity on July 31, 1998, on unpaid balances of principal from time to time outstanding and on any past due interest at a variable annual rate equal from day to day to the Applicable Prime Rate plus one and one-half percentage points (1.5%), subject to adjustments thereto pursuant to the Interest Rate Adjustment Feature provisions of Section 3.9 hereof. Notwithstanding the date of the First Term Note, the principal and interest installment due and owing September 30, 1995, shall be payable for the entire period of September 1, 1995 to September 30, 1995, inclusive. All payments received shall be applied first to accrued interest and then to the outstanding principal amount owing on the First Term Note. The Borrowers may from time to time make prepayments of principal subject only to the prepayment premium described in Section 3.8 hereof, provided that interest on the amount prepaid, accrued to the prepayment date, shall be paid on such prepayment date. The Borrowers may not reborrow any amounts paid or prepaid on the First Term Note. All payments and prepayments shall be made in lawful money of the United States of America. Any payments or prepayments on the First Term Note received by the Bank after 1:30 o'clock P.M. (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and unpaid accrued interest on the First Term Note not previously paid hereunder shall be due and payable at maturity on July 31, 1998, unless such maturity shall be extended by the Bank in writing or accelerated pursuant to the terms hereof. After maturity (whether by acceleration or otherwise) the First Term Note shall bear interest at the Default Rate, payable on demand. Interest shall be calculated on the basis of a year of 360 days but assessed for the actual number of days elapsed in each accrual period. The First Term Note shall constitute a replacement and extension of the $1,416,664 First Term Note dated as of April 13, 1994 and described and defined in the Prior Agreements, which such prior First Term Note had an outstanding principal balance of $1,225,722 as of the Closing Date.

     3.3  Second Term Note.  The Second Term Note described and defined in the
          ----------------
Prior Agreements is consolidated into the Revolving Credit Note and the unpaid principal balance of the Second Term Note on the Closing Date ($6,589,612) shall be deemed paid by the initial Revolving Credit Loan advance made on the Revolving Credit Note.

     3.4  Third Term Note.  The Borrowers' joint and several Third Term Note in
          ---------------
the original principal amount of $425,000 and dated July 14, 1993, as described and defined in the Prior Agreement, shall remain in place and is not amended, modified or extended hereby.

     3.5  Proceeds of Term Loans.  Proceeds of the First Term Loan shall be used
          ----------------------
only for the purposes of refinancing of existing debt of the Borrowers to the Bank as evidenced by the First Term Note described and defined in the Prior Agreements. Proceeds of the Third Term Loan were used by Equity in connection with the construction of certain compressors subject to the Stalwart Lease described and defined in the Prior Agreements and were funded on or about July 14, 1993.

     3.6  Proceeds of Sale of Mortgaged Property.  In the event any undivided
          --------------------------------------
interest in any of the Mortgaged Property is sold, the "Sales Proceeds" of any such sale shall be applied initially to the outstanding principal balance of the Notes as the Bank may select in its sole discretion; provided, however, no such
                                                     --------  -------
sale shall occur without the prior written consent of the Bank. Unless otherwise directed by the Bank, all such amounts shall be applied initially to principal installments due under the First Term Note in inverse order of their respective maturity. For purposes of this section, "Sales Proceeds" shall mean the greater of (i) sixty-five percent (65%) of the sales price of such Mortgaged
    -------
Property; or (ii) sixty-five percent (65%) of the discounted present worth of the Mortgaged Property being sold as evaluated and determined by the most recent semi-annual engineering reports required by Section 4.1 hereof. In the event the oil and gas properties sold were not individually evaluated in the most recent semi-annual Bank determination, 65% of the sales proceeds thereof shall be applied initially in reduction of the principal balance of the First Term
Note in the inverse order of their respective maturity as the Bank may select in its sole discretion.

     3.7  Sale of Compressor Units.  In the event any of the compressor units of
          ------------------------
any of the Borrowers are sold, the "Sales Proceeds" of any such compressor unit sale shall be applied initially to the outstanding principal balance of the Notes as the Bank may select in its sole discretion; provided, however, no such
                                                     --------  -------
sale shall occur without the prior written consent of the Bank. Unless otherwise directed by the Bank, all such amounts shall be applied to principal installments due under the First Term Note in inverse order of their respective maturity. For purposes of this section, "Sales Proceeds" shall mean the greater
                                                                         -------
of (i) sixty percent (60%) of the sales price of such compressor units; or (ii) sixty percent (60%) of the fair market value thereof stated in the most recent annual compressor appraisal pursuant to Section 4.3 hereof. Such sale of compressor unit(s) prior to the Conversion Date shall effect an automatic redetermination of the Revolving Credit Borrowing Base in accordance with the provisions of Section 2.4 hereof, excluding the unit(s) being sold.

     3.8  Prepayment Premium.  Any prepayment in full of principal on any of the
          ------------------
Notes shall be accompanied by a prepayment premium in an amount equal to one percentage point (1%) of the highest aggregate amount of the sum of the Revolving Credit Commitment plus the aggregate principal balance outstanding on the Term Notes at any time during the six (6) month period immediately preceding the prepayment date. Insofar as the Revolving Credit Commitment only is concerned, any termination thereof in full by the Borrowers pursuant to the provisions of Section 2.8 hereof shall be accompanied a prepayment premium in an amount equal to one percentage point (1%) of the then existing Revolving Credit Commitment being so terminated (in addition to any applicable Commitment Fees also due to the Bank pursuant to Section 2.7 hereof).


                                   ARTICLE IV
                                   ----------

                           COLLATERAL BORROWING BASE
                           -------------------------

     4.1  Semi-annual Engineering Reports (Oil and Gas Properties).
          ---------------------------------------------------------

     (a) The Borrowers shall deliver to the Bank at the Borrowers' cost by each May 20 and November 20, commencing November 20, 1995 such current data, reports and engineering information as is necessary or appropriate for the Bank's engineers or any other independent petroleum engineer acceptable to the Bank to compile and prepare by each June 30 and December 31 (commencing December 31,
1995) an engineering report in form and substance satisfactory to the Bank, evaluating the proven producing oil and gas reserves attributable to the Borrowers' aggregate interest in the Mortgaged Property (as defined in subsection (b) below), together with the expenses attributable thereto. The engineering data and information furnished to the Bank by or on behalf of the Borrowers shall be accompanied by such other information as shall be requested by the Bank in order for it to make its determination of the Oil and Gas Collateral Borrowing Base, and by a certificate of the Borrowers certifying that the Borrowers have good and defensible title to the Mortgaged Properties valued and that payments are being received from purchasers of production with respect to said interests. At any time after thirty (30) days of the receipt of such information and in no event later than each June 30 and December 31 (commencing December 31, 1995) the Bank shall (i) make a determination of the present worth, using such pricing and discount factor as it deems appropriate pursuant to the Bank's then applicable energy lending and engineering policies, procedures and pricing parameters, of the future net revenue estimated by the Bank to be received by the Borrowers from production from the Mortgaged Properties so evaluated, multiplied by a percentage then determined by the Bank to be appropriate on the basis of the Bank's then applicable energy lending criteria; and (ii) report in writing to the Borrowers such sum of the evaluation by the Bank of such evaluated oil and gas properties (the "Oil and Gas Collateral Borrowing Base"). The good faith determinations of Bank in such respects shall be conclusive.

     (b) The term "Mortgaged Property" shall refer only to such properties covered by the Mortgage (or a supplemental mortgage or deed of trust, duly executed, acknowledged and delivered by the

Borrowers to the Bank in form satisfactory to counsel for the Bank) and which properties are, at the time:

       (i) Particularly and adequately described under the Mortgage or other supplemental mortgage or deed of trust;

       (ii) Completed or developed (in the case of oil and gas leases) to the extent that value is being assigned to them by the Bank in connection with such evaluation and the Bank has determined that such properties are capable of producing oil or gas in commercial quantities; and

       (iii)  Approved as to title to the satisfaction of the Bank.

     (c) Borrowers agree that the Bank shall be entitled at all times to have the "Mortgaged Property" covered and encumbered by the Mortgage or supplemental mortgages or deeds of trust constitute at least ninety percent (90%) of the aggregate value of Borrowers' Proven Reserves determined in accordance with sub-sections 4.1(a) and (b) above. For the purpose of determining the Oil and Gas Collateral Borrowing Base and compliance herewith, the term "Proven Reserves", in addition to properties that qualify as "Mortgaged Property" pursuant to the criteria hereof and of subsection 4.1(b), shall refer only to such other oil and gas mining, mineral and/or leasehold interests of Borrowers, if any, that satisfy the criteria of clauses (ii) and (iii) of subsection 4.1(b) hereof above in all respects.

     4.2  Collateral Deficiency.  Should the aggregate unpaid outstanding
          ---------------------
principal balance of the First Term Note at any time be greater than the Oil and Gas Collateral Borrowing Base in effect at such time, the Bank may notify the Borrowers in writing of the deficiency. Within fifteen (15) days from and after the date of any such deficiency notice the Borrowers shall notify the Bank in writing of their election to:

       (a) Make a prepayment upon the First Term Note in an amount sufficient to reduce the aggregate unpaid principal amount of the First Term Note to an amount equal to or less than the amount of the Oil and Gas Collateral Borrowing Base; or

       (b) Execute and deliver to the Bank one or more supplemental mortgages, deeds of trust, security agreements or pledges encumbering other properties or assets in form and substance satisfactory to the Bank and its counsel as additional security for the Notes (and all other Indebtedness) to the extent such properties are acceptable to the Bank and of such value, as determined by the Bank, that the Oil and Gas Collateral Borrowing

     Base will be increased to an amount equal to or greater than the aggregate unpaid principal balance of the Notes in conformance with the Bank's then applicable energy lending policies.

If the Borrowers shall have elected to make a prepayment on the First Term Note under Section 4.2(a) hereof, such prepayment shall be due within fifteen (15) days after the Borrowers shall have notified the Bank of such election, and the prepayment shall be applied, at the Bank's option, to the principal payments of the First Term Note in inverse order of maturity. If Borrowers shall elect to execute and deliver one or more supplemental oil and gas mortgages and deeds of trust to the Bank under Section 4.2(b) hereof, the Borrowers shall provide the Bank with descriptions of the additional properties to be mortgaged (together with any title opinions, current valuations and engineering reports applicable thereto which may be requested by the Bank) at the time of the Borrowers notice of such election and shall execute, acknowledge and deliver to the Bank the appropriate supplemental mortgages and deeds of trust within five (5) Business Days after such collateral documents shall be tendered to the Borrowers by the Bank for execution, all in compliance with the provisions of clauses (i), (ii) and (iii) of subsection 3.1(a) above.

     4.3  Annual Appraisal of Compressors.  On or before March 31 of each year,
          -------------------------------
commencing March 31, 1996, detailed and comprehensive annual orderly liquidation value appraisals of the combined compressor unit lease fleets of each of the applicable Borrowers prepared at the sole cost and expense of the Borrowers by an outside third party appraiser acceptable to the Bank shall be delivered to the Bank.


                                   ARTICLE V
                                   ---------

                                    SECURITY
                                    --------

     5.1  Collateral.  The repayment of the Indebtedness shall be secured by the
          ----------
following (the collateral described herein and in the Security Instruments being collectively referred to as the "Collateral"):

       (a) A continuing security interest pertaining thereto of first priority in, and/or assignment, as security, of:

            (i) all of the natural gas compressor units and fleets of each of the Borrowers including such compressor fleets of Equity more particularly described on Schedule 3 annexed to the Security Agreement including all equipment, machinery, tools, blueprints, plans and fixtures, whether now owned or hereafter acquired and all spare parts,

          Raw Materials, accessories, components, replacements or substitutions thereof and therefor;

            (ii) all of the Equipment and Inventory of each of the Borrowers, wherever located and whether now owned or hereafter acquired, including without limitation, all vehicles and other types of rolling stock and all materials, parts, spare parts, components and supplies of every kind and description, of the Borrowers, including all such Equipment and Inventory located at (x) the fabrication maintenance facility in Columbia, Mississippi, (y) the yards and/or storage areas of Equity as more particularly described on Schedule 4 annexed to the Security Agreement and at all other locations wherever they may be;

            (iii) all accounts, lease receivables, reimbursements, notes receivable, contracts, contract rights, general intangibles, chattel paper, documents and instruments arising out of the sale, lease or management of compressor units or compressor fleets or services rendered and any and all agreements for the sale or lease of compressor units or products or furnishing of services pertaining thereto by any one or more of the Borrowers, including any and all sales or lease agreements between Equity and Stalwart Energy Company, Inc., including that certain Installment Sales Contract and Security Agreement dated as of April 29, 1993 (the "Stalwart Contract"), and further including without limitation, all employment agreements, lease fleet agreements, sales contracts and purchase orders;

            (iv) all general intangibles of the Borrowers, whether now owned or hereafter acquired, including without limitation the following arising out of, in connection with or pertaining to the lease, sale, maintenance, construction or transportation of natural gas compressor units:

                 (a) all lease and sales contracts, purchase orders and employee agreements;

                 (b) all processes, formulae, scientific and/or technical information, trade secrets, customer lists, plans, reports, samples, prototypes, know-how, all items in application, development or other pending status and all similar items which are used in connection with the Borrowers' conduct of their natural gas compressor business; and

                 (c) all of Borrowers' rights, titles, interests, and benefits under all partnerships and joint venture agreements between any of the Borrowers and any other Person and under all leases of natural gas compressors units (whether as lessor or lessee); provided, however, that the Bank hereby assumes no liabilities, obligations or responsibilities in connection therewith;

            (v) all fixtures, furniture and equipment of Borrowers, now owned or hereafter acquired, all additions, accessions, and substitutions thereto and therefor, and all accessories, parts and equipment now or hereafter affixed or used in connection with the Equity real property located in Columbia, Marion County, Mississippi, Oklahoma City, Oklahoma County, Oklahoma, and in or near Kilgore, Texas, respectively, and described on schedules attached to the Security Agreement, and all goods and other fixtures, furniture and equipment acquired with the proceeds thereof;

            (vi) all cash, money, certificates of deposit, time deposits and demand deposits of any one or more of the Borrowers, at any time in the possession or control of the Bank;

            (vii) all ledgers, journals, books, records, vouchers, shipping tickets, receipts, sales memoranda, contracts, partnership agreements, joint venture agreements, correspondence and other writings, data or papers evidencing or relating to the items or types of collateral described above in subsections (i) through (viii), inclusive; and

            (viii) all products and proceeds of and all replacements, additions, substitutions, accessories, appurtenances, and parts for, the items or types of collateral described above in subsections (i) through (ix), inclusive, whether now owned or hereafter acquired including, without limitation insurance proceeds.

       (b) A first mortgage lien in and to Borrowers' Mortgaged Property as more particularly described in the Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment (with power of sale) dated as of June 11, 1993, as amended by the First Amended and Supplemental Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment (with Power of Sale) dated as of April 13, 1994, and as further amended by the Second Amended and Supplemental Mortgage, Deed of

     Trust and Assignment (with Power of Sale) dated as of even date herewith covering producing oil, gas and other leasehold and mineral interests situated in Arkansas, Oklahoma, Texas and Kansas (collectively the "Mortgage");

     The foregoing security interests shall be granted to the Bank, as Secured Party, pursuant to the terms of the Security Agreement and Assignment dated as of June 11, 1993, as amended by the First Amended and Restated Security Agreement and Assignment dated as of July 14, 1993, as further amended by the Second Amended and Restated Security Agreement dated as of April 13, 1994, and as further amended by the Third Amended and Restated Security Agreement dated as of even date herewith and in form and content acceptable to the Bank and its legal counsel (collectively the "Security Agreement") and the Mortgage; and the Borrowers shall execute such financing statements, letters in lieu of production forms, assignments, notices and other documents and instruments as shall be necessary or appropriate to perfect the security interests thus created.

The Borrowers hereby acknowledge that all of the Collateral is granted to the Bank as security for the repayment of all of the Indebtedness. If one or more Notes are paid in full or satisfied, but any portion of the Indebtedness remains unsatisfied, the Bank may retain its security interest in all of the Collateral until the remaining Indebtedness is paid in full, even if the value of the Collateral far exceeds the amount of Indebtedness outstanding.

     5.2  Lockbox.  Borrowers shall establish and maintain a lockbox in Bank
          -------
pursuant to an agreement in form and substance satisfactory to Bank which shall provide, in part, that: (a) Borrowers shall deposit all checks and other instruments with respect to their accounts and lease receivables, compressor management, maintenance, sales or rental proceeds and fees as well as all oil and gas production run checks (including, without limitation, the Mortgaged Properties) in the form received by them in the lockbox, concerning which lockbox none of the Borrowers shall have any access or right of withdrawal, (b) unless otherwise directed by Bank, Borrowers shall direct all of their account debtors, natural gas compressor fleet/unit lessees, customers and purchasers of production to make all payments in respect to their accounts receivable directly to the lockbox at Bank, (c) Bank shall deposit all collected items received by it to the general operating account of Borrowers with the Bank (account #207937943) provided no Default shall have occurred and be continuing, and (d)
- ----------
if an Event of Default shall have occurred and be continuing, all such payments may be applied to the Indebtedness, at such times and in such order as Bank may elect.

                                 ARTICLE VI
                                 ----------

                         CONDITIONS PRECEDENT TO LOANS
                         -----------------------------

     6.1  Conditions Precedent to Initial Revolving Credit Loan and Term Loans.
          --------------------------------------------------------------------
The obligation of the Bank to make the initial Revolving Credit Loan under the Revolving Credit Commitment, as modified, increased and extended, and the extended and modified First Term Loan evidenced by the First Term Note is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

       (a) No Default.  There shall exist no Event of Default or Default on the
           ----------
     Closing Date.

       (b) Representations and Warranties.  The representations, warranties and
           ------------------------------
     covenants set forth in Article VIII shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

       (c) Borrowers' Certificates.  Each of the Borrowers shall have delivered
           -----------------------
     to the Bank a Certificate, dated as of the Closing Date, and signed by the President or Vice President and the Secretary of each of the Borrowers certifying (i) to the matters covered by the conditions specified in subsections (a) and (b) of this Section 6.1, (ii) that the Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by them prior to or on the Closing Date, (iii) to the name and signature of each officer of each of the Borrowers authorized to execute and deliver the Loan Documents and any other documents, certificates or writings and to borrow under this Agreement, and
     (iv) to such other matters in connection with this Agreement which the Bank shall determine to be advisable. The Bank may conclusively rely on such Certificate until it receives notice in writing to the contrary.

       (d) Proceedings.  On or before the Closing Date, all corporate
           -----------
     proceedings of the Borrowers shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Bank and its counsel; and the Bank shall have received certified copies, in form and substance satisfactory to the Bank and its counsel, of the Articles or Certificate of Incorporation and By-Laws of each of the Borrowers and the resolutions of the Board of Directors of each of the Borrowers, as adopted, authorizing the execution and delivery of the Loan Documents, the borrowings under this Agreement, and the granting of the security interests in the Collateral pursuant to the Security Instruments, to secure the payment of the Indebtedness.

       (e) Security Instruments.  The Borrowers shall have delivered to the Bank
           --------------------
     the Security Instruments, appropriately executed by all parties, attested, sealed, witnessed and acknowledged to the satisfaction of the Bank and dated as of the Closing Date, together with such financing statements, lien entry forms and other documents as shall be necessary and appropriate to perfect the Bank's security interests in the Collateral covered by said Security Instruments.

       (f) Notes.  The Borrowers shall have delivered the Notes (except only for
           -----
     the Third Term Note which was issued to the order of the Bank on July 14, 1993, and remains outstanding) to the Bank, in each case appropriately executed, and such other information with respect to the natural gas compressor fleets/units of the Borrowers as shall be requested by the Bank.

       (g) Second Amended and Supplemental Mortgage.  Hawkins shall have
           ----------------------------------------
     executed and delivered the Second Amended and Supplemental Mortgage to the Bank in multiple counterparts and in recordable form.

       (h) Title.  Borrowers shall have provided the Bank with evidence
           -----
     satisfactory to the Bank and its legal counsel that Borrowers have valid, merchantable title to the Mortgaged Property, including (without limitation) title reports, title opinions (division order or otherwise regarding the Mortgaged Property) and true and complete duly executed assignments (in recordable form) from the prior record owner(s) thereof pertaining to all of the Mortgaged Property evidencing transfer of lawful title thereto to the applicable Borrowers.

       (i) Opinion of Borrowers' Counsel.  The Bank shall have received from
           -----------------------------
     Borrowers' counsel, Conner & Winters, a Professional Corporation, a favorable closing opinion, satisfactory in form and substance to the Bank and its counsel.

       (j) Employment and Non-Compete Agreements.  Non-Compete agreements with
           -------------------------------------
     key employees of Equity (including, without limitation, Don Smith) previously executed and delivered to Hawkins, together with a five (5) year employment contract with Don Smith, shall remain in full force and effect, without amendment or modification since the Prior Agreements.

       (k) Security Agreement.  Each of the Borrowers shall execute and deliver
           ------------------
     to the Bank the Third Amended and Restated Security Agreement.

       (l) Other Information.  The Bank shall have received such other
           -----------------
     information, documents and assurances as shall be reasonably requested by the Bank.

     6.2  Conditions Precedent to All Revolving Credit Loans.  The Bank shall
          --------------------------------------------------
not be obligated to make any Revolving Credit Loan or convert the Revolving Credit Note on the Conversion Date as contemplated by Section 2.1 hereof (i) if at such time any Event of Default shall have occurred or any Default shall have occurred and be continuing; (ii) if any of the representations, warranties and covenants contained in Article VIII of this Agreement shall be false or untrue in any material respect on the date of such loan, as if made on such date; or
(iii) unless the Revolving Credit Borrowing Base will support the additional Revolving Credit Loan being requested. Each request by the Borrowers for an additional Revolving Credit Loan shall constitute a representation by the Borrowers that there is not at the time of such request an Event of Default or a Default, and that all representations, warranties and covenants in Article VIII of this Agreement are true and correct on and as of the date of each such request.


                                  ARTICLE VII
                                  -----------

                                   COVENANTS
                                   ---------

     The Borrowers covenant and agree with the Bank that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrowers under this Agreement, unless the Bank shall otherwise consent in writing, which consent will not be unreasonably withheld:

     7.1  Payment of Taxes and Claims.  The Borrowers will pay and discharge or
          ---------------------------
cause to be paid and discharged all Taxes imposed upon the income or profits of the Borrowers or upon the property, real, personal or mixed, or upon any part thereof, belonging to the Borrowers before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; provided however, that the
                                                     -------- -------
Borrowers shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and the Borrowers shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

     7.2  Maintenance of Corporate Existence.  Each of the Borrowers will do or
          ----------------------------------
cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently. Each of the Borrowers will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by such Borrowers may require such qualification.

     7.3  Preservation of Property.  Each of the Borrowers will at all times
          ------------------------
maintain, preserve and protect all franchises and trade names and keep all the remainder of its properties which are used or useful in the conduct of its respective businesses whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

     7.4  Insurance.  Each of the Borrowers will keep or cause to be kept
          ---------
adequately insured by financially sound and reputable insurers its plants, equipment, compressor units (whether owned or leased) motor vehicles, and all other property of a character usually insured by businesses engaged in the same or similar businesses. Upon demand by the Bank any insurance policies covering the Collateral shall be endorsed to provide for payment of losses to the Bank as its interest may appear, to provide that such policies may not be canceled, reduced or affected in any manner for any reason without thirty days prior notice to the Bank, and to provide for any other matters which the Bank may reasonable require; and such insurance shall be against fire, casualty and any other hazards normally insured against and shall be in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. The Borrowers shall at all times maintain adequate insurance against damage to persons or property, which insurance shall be by financially sound and reputable insurers and shall, without limitation, provide the following coverages: comprehensive general liability (including, without limitation, coverage, where applicable, damage caused by explosion, broad form property damage coverage, broad form coverage for contractually independent contractors), worker's compensation, products liability and automobile liability.

     7.5  Compliance with Applicable Laws.  Each of the Borrowers will comply
          -------------------------------
with the requirements of all applicable Laws and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

     7.6  Financial Statements and Reports.
          --------------------------------

       (a) Quarterly Operating Statements.  The Borrowers shall maintain a
           ------------------------------
     standard system of accounting and shall furnish to the Bank as soon as practicable after the end of the first three quarters of each fiscal year, commencing with the quarter ending June 30, 1995, and in any event within forty-five (45) days after the end of each said quarter, consolidated and consolidating operating statements for Hawkins which shall be certified on behalf of Hawkins by the President or the chief financial officer of Hawkins to have been prepared in accordance with GAAP consistently applied and to fairly present the financial condition of Hawkins for such period (on a consolidated and consolidating basis), and shall include at least a balance sheet as at the end of such period, and a statement of income, all in reasonable detail.

       (b) Annual Financial Statements.  As soon as practicable after the end of
           ---------------------------
     each fiscal year of Hawkins and in any event within one-hundred twenty
     (120) days thereafter, the Borrowers shall furnish to the Bank the following financial statements (on a consolidated and consolidating basis), together with a report thereon on and an unqualified opinion, prepared in accordance with GAAP of reputable independent certified public accountants of recognized standing selected by Hawkins and acceptable to the Bank:

            (i) A balance sheet of Hawkins at the end of such year prepared on a consolidated and consolidating basis,

            (ii) A statement of income of Hawkins for such year prepared on a consolidated and consolidating basis, and

            (iii) A statement of cash flows of Hawkins for such year prepared on a consolidated and consolidating basis,

     setting forth in each case in comparative form the figures for the previous fiscal year, if applicable, all in reasonable detail. The report of the independent certified public accountants shall contain a certification that in the course of the audit necessary for the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default as defined herein, or, if any Event of Default or Default existed or exists, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be liable to the Bank by reason of their failure to obtain knowledge of any such Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

       (c) Quarterly Certificates.  As soon as available and in any event within
           ----------------------
     forty-five (45) days after the end of each of the first three calendar quarters of each year, concurrently with the furnishing of the applicable quarterly statements pursuant to subsection 7.6(a), there shall be furnished to Bank a certificate signed by the chief financial officer of Borrowers stating that: (a) the financial statements were prepared (subject to year end audit adjustments) in conformity with GAAP, consistently applied; (b) a review of the activities of Borrowers for the period covered by the financial statements has been made under his supervision with a view to determining whether Borrowers have kept, observed, performed and fulfilled all of their obligations under this Agreement, the other Loan Documents and every other document or instrument referred to herein; and (c) no Event of Default or an event which with the passage of time or notice, or both, could become an Event of Default has occurred, and is continuing, or a statement describing the nature, period of existence and status of any such event(s) if existing. Such certificates shall fully demonstrate the method of all calculations therein contained insofar as compliance with financial covenants hereof are concerned but shall not be qualified or limited because of restricted or limited examination of any material portion of Borrowers' records by the party preparing such quarterly statements.

       (d) Annual/Special Covenant Certificates.  Concurrently with the
           ------------------------------------
     furnishing of the financial statements pursuant to 7.6(b), there shall be furnished to Bank a separate certificate signed by the chief financial officers of Borrowers stating that: (a) the financial statements were prepared in conformity with GAAP on a basis consistently applied, and (b) no Event of Default or an event which with the passage of time or notice, or both, could become an Event of Default has occurred, and is continuing, and status of any such event(s) if existing. Such certificate shall not be qualified or limited because of restricted or limited examination of any material portion of Borrowers' records by the party preparing such annual statements. All certificates of Borrowers submitted pursuant to this Agreement in connection with compliance with certain financial or other covenants herein contained, including, without limitation, Sections 7.24 and 7.34 hereof, shall fully demonstrate the method of calculations therein contained.

       (e) Special Auditing Reports.  Promptly upon receipt thereof, the
           ------------------------
     Borrowers shall deliver to the Bank a copy of each report submitted to the Borrowers, by independent accountants in connection with any annual, interim or special audit made by them of the books and records of the Borrowers, including, without limitation, any comment letter submitted by such accountants to management in connection with their audit.

       (f) Budgets and Projections.  Promptly upon completion thereof, the
           -----------------------
     Borrowers shall deliver to the Bank a copy of each operating budget and projection of financial performance prepared for the Borrowers.

       (g) Periodic Reports.  Promptly upon their becoming available, copies of
           ----------------
     all financial statements, reports, notices or proxy statements sent by the Borrowers to their stockholders and all registration statements, periodic reports and other statements and schedules filed by the Borrowers with any securities exchange, the Securities and Exchange Commission or any similar state or federal governmental authority.

     7.7  Environmental Covenants.  Borrowers will immediately notify the Bank
          -----------------------
of and provide the Bank with copies of any notifications of discharges or releases or threatened releases or discharges of a Polluting Substance on, upon, into or from the Collateral which are given or required to be given by or on behalf any of the Borrowers to any federal, state or local Tribunal if any of the foregoing may materially and adversely affect any of the Borrowers or any part of the Collateral, and such copies of notifications shall be delivered to the Bank at the same time as they are delivered to the Tribunal. Borrowers further agree promptly to undertake and diligently pursue to completion any appropriate and legally required or authorized remedial containment and cleanup action in the event of any release or discharge or threatened release or discharge of a Polluting Substance on, upon, into or from the Collateral. At all times while owning and operating the Collateral, the Borrowers will maintain and retain complete and accurate records of all releases, discharges or other disposal of Polluting Substances on, onto, into or from the Collateral, including, without limitation, records of the quantity and type of any Polluting Substances disposed of on or off the Collateral.

     7.8  Environmental Indemnities.  Borrowers hereby agree to indemnify,
          -------------------------
defend and hold harmless the Bank and each of its officers, directors, employees, agents, consultants, attorneys, contractors and each of its affiliates, successors or assigns, or transferees from and against, and reimburse said Persons in full with respect to, any and all loss, liability, damage, fines, penalties, costs and expenses, of every kind and character, including reasonable attorneys' fees and court costs, known or unknown, fixed or contingent, occasioned by or associated with any claims, demands, causes of action, suits and/or enforcement actions, including any administrative or judicial proceedings, and any remedial, removal or response actions ever asserted, threatened, instituted or requested by any Persons, including any Tribunal, arising out of or related to: (a) the breach of any representation or warranty of Borrowers contained in Section 8.16 set forth herein; (b) the failure of Borrower to perform any of its covenants contained in
Section 7.7 hereunder; (c) the ownership, construction, occupancy, operation, use of the Collateral prior to the earlier of the date on which (i) the Indebtedness and obligations secured hereby have been paid and performed in full and the Security Instruments have been released, or (ii) the Collateral has been sold by Bank following Bank's ownership of the Collateral by way of foreclosure of the Liens granted pursuant hereto, deed in lieu of such foreclosure or otherwise (the "Release Date"); provided, however, this indemnity shall not apply with respect to matters caused by or arising solely from the Bank's activities during any period of time the Bank acquires ownership of the Collateral.

     7.9  Quarterly Production Reports.  At the Bank's request, Borrowers shall
          ----------------------------
furnish to the Bank as soon as practicable after the end of each calendar quarter, and in any event within thirty (30) days after the quarter end, a production report and an expense report for such quarter, certified by Borrowers' chief financial officer as being true, correct and complete, showing on a lease by lease basis (i) the gross proceeds from the sale of Hydrocarbons produced from the Mortgaged Property (including additional properties mortgaged subsequent to the Closing pursuant to Section 4.2 above) owned by Borrowers,
(ii) the severance, production ad valorem taxes and gathering taxes deducted from or paid from the Mortgaged Property proceeds, (iii) the Adjusted Gross Proceeds, (iv) the quantity of Hydrocarbons produced and sold from the Mortgaged Property and the number and identity of wells operated, drilled or abandoned, and (v) for each of the wells such operating and other expense and net income information pertaining to the Mortgaged Property owned by Borrowers as the Bank may request including, without limitation, a listing of material royalty liabilities and obligations on a lease by lease basis.

     7.10 Notice of Default.  Immediately upon the happening of any condition or
          -----------------
event which constitutes an Event of Default or Default or any default or event of default under any other loan, mortgage, financing or security agreement, the Borrowers will give the Bank a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

     7.11 Notice of Litigation.  Immediately upon becoming aware of the
          --------------------
existence of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of any of the Borrowers to carry on its business substantially as now conducted, (ii) materially and adversely affect the condition (financial or otherwise) of any of the Borrowers, or (iii) result in monetary damages in excess of $100,000, the Borrowers will give the Bank a written notice specifying the nature thereof and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

     7.12 Notice of Claimed Default.  Immediately upon becoming aware that the
          -------------------------
holder of any note or any evidence of indebtedness or other security of any of the Borrowers has given notice or taken any action with respect to a claimed default or event of default thereunder, if the amount of the note or indebtedness exceeds $50,000 the Borrowers will give the Bank a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what actions, if any, the Borrowers are taking and propose to take with respect thereto.

     7.13 Notice of Change of Management.  Within five (5) days after any change
          ------------------------------
in management of the Borrowers or any officers of any of the Borrowers holding an office of President, Chairman or chief financial officer, the Borrowers shall give written notice thereof to the Bank, together with a description of the reasons for the change.

     7.14 Requested Information.  With reasonable promptness, the Borrowers will
          ---------------------
give the Bank such other data and information relating to the Borrowers as from time to time may be reasonably requested by the Bank.

     7.15 Field Audits.  The Bank shall be permitted to conduct, at its own
          ------------
expense, an annual field audit of the Borrowers' accounts and books and records relating thereto. Each field audit shall be conducted by agents of the Bank, whether employees of the Bank or third-party agents selected by the Bank. The Borrowers shall fully cooperate with the Bank and its agents in connection with such field audits.

     7.16 Inspection.  The Borrowers will keep complete and accurate books and
          ----------
records with respect to the Collateral and their other properties, businesses and operations and will permit employees and representatives of the Bank to audit, inspect and examine the same and to make copies thereof and extracts therefrom during normal business hours. All such records shall be at all times kept and maintained at the offices of the Borrowers in Tulsa, Oklahoma. Upon any Default or Event of Default, the Borrowers will surrender all of such records relating to the Collateral to the Bank upon receipt of any request therefor from the Bank.

     7.17 Maintenance of Employee Benefit Plans.  The Borrowers will maintain
          -------------------------------------
each employee benefit plan as to which they may have any liability or responsibility in compliance with ERISA and all other Laws applicable thereto.

     7.18  Disposition/Negative Pledge re Encumbrance of Collateral and Other
           ------------------------------------------------------------------
Assets.  Borrowers will not sell or encumber any of the Collateral and Borrowers
- ------
will not sell, lease, transfer, scrap or otherwise dispose of or mortgage, pledge, grant a security interest in or otherwise encumber any of Borrowers' other oil and gas mining or mineral properties or assets, whether for replacement or not, unless such sale or disposition shall be in the ordinary course of business and for a full and fair consideration, subject to the Borrowers' limited right to sell up to $100,000 worth in the aggregate of its properties or assets not constituting Collateral (other than and expressly excluding oil and gas leasehold, mining or other mineral interests wherever located) in the ordinary course of business during any calendar year without obtaining the Bank's prior consent. In no event shall Borrowers cause or permit the voluntary or involuntary pledge, mortgage or other encumbrance, attachment or levy of or against any of the properties or assets of whatsoever nature or type to any Person (financial institution or otherwise).

     7.19 Maximum Debt to Tangible Net Worth Ratio.  The Borrowers will not at
          ----------------------------------------
any time permit the ratio of Hawkins' Total Liabilities (less deferred taxes) to its Tangible Net Worth during the following fiscal year periods to be greater than:


               Fiscal Year 1995          1.5 to 1
               Fiscal Year 1996          1.3 to 1
               Fiscal Year 1997 through
                Fiscal Year 2000         1.0 to 1


     7.20 Minimum Current/Quick Ratios. The Borrowers will not permit Hawkins' Current/Quick Ratios to be less than the following during the applicable fiscal year periods:


                                         Current Ratio         Quick Ratio
                                         -------------         -----------
               Fiscal Year 1995          1.1 to 1              .8 to 1
               Fiscal Year 1996          1.1 to 1              .8 to 1
               Fiscal Year 1997 through
                Fiscal Year 2000         1.0 to 1              .6 to 1


     7.21 Capital Expenditures.  The Borrowers agree not to make any capital
          --------------------
expenditure during any fiscal year for the acquisition, construction, expansion or improvements of capital assets (whether owned or leased or otherwise) that aggregate in excess of $2,000,000 for such period or commit for any such capital expenditure which, if made in the applicable period for delivery and payment for such period, would result in gross capital expenditures in excess of the $2,000,000 aggregate limitation herein set forth.

     7.22 Limitation on Other Indebtedness.  The Borrowers will not create,
          --------------------------------
incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, or accept any deposits or advances of any kind, except (i) trade payables and current indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of business; (ii) indebtedness incurred for the acquisition of assets secured by purchase money security interests not exceeding $200,000 in the aggregate during any fiscal year of the Borrower and (iii) the Indebtedness.

     7.23 Limitation on Liens.  The Borrowers will not create or suffer to exist
          -------------------
any Lien upon any of their assets, whether real or personal property, except purchase money security interests securing indebtedness incurred for the acquisition of assets and Liens in favor of the Bank securing the Indebtedness.

     7.24 Contingent Liabilities; Advances.  Except for the items described on
          --------------------------------
Exhibit "D" attached hereto, the Borrowers will not either directly or
- -----------
indirectly, (i) guarantee, become surety for, discount, endorse, agree (contingently or otherwise) to purchase, repurchase or otherwise acquire or supply or advance funds in respect of, or otherwise become or be contingently liable upon the indebtedness, obligation or liability of any Person, (ii) guarantee the payment of any dividends or other distributions upon the stock of any corporation, (iii) discount or sell with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper; (iv) loan, agree to loan, or advance money to any Person; or (v) enter into any agreement for the purchase or other acquisition of any goods, products, materials or supplies, or for the making of any shipments or for the payment of services, if in any such case payment therefor is to be made regardless of the non-delivery of such goods, products, materials or supplies or the non-furnishing of the transportation of services; provided, however that the foregoing shall not be applicable to endorsement of negotiable instruments presented to or deposited with a bank for collection or deposit in the ordinary course of business.

     7.25 Merger, Consolidation, Acquisition, Etc.  The Borrowers will not merge
          ---------------------------------------
or consolidate with or into any other Person; or permit any other Person to consolidate with or merge into any of the Borrowers; or acquire all or substantially all of the assets or properties or capital stock of any other Person; or adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution; or acquire any properties or assets, other than in the ordinary course of business; provided, however, Borrowers may enter into letters of intent pertaining to merger, consolidation or acquisition subject to obtaining the Bank's written consent thereto prior to consummation of the transactions contemplated by such letter(s) of credit.

     7.26 Dividends.  The Borrowers will not declare, pay or become obligated to
          ---------
declare or pay any cash or other dividends on any class of their capital stock now or hereafter outstanding, make any distribution of cash or property to holders of any shares of such stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of their capital stock now or hereafter outstanding.

     7.27 Change of Fiscal Year.  None of the Borrowers will change its fiscal
          ---------------------
year from its present fiscal year (fiscal year ending December 31).

     7.28 Change of Business.  None of the Borrowers will engage in any business
          ------------------
activity substantially different from or unrelated to present business activities and operations.

     7.29 Articles of Incorporation; By-Laws and Assumed Names.  The Borrowers
          ----------------------------------------------------
will not amend, alter, modify or restate their Articles or Certificate of Incorporation or By-Laws in any way which would (i) change the corporate name or adopt a trade name for any of the Borrowers; or (ii) in any manner adversely affect the Borrowers' obligations or covenants to the Bank hereunder.

     7.30 Transactions with Affiliates.  The Borrowers will not enter into any
          ----------------------------
transaction, including (without limitation) the purchase, sale or exchange of property or the rendering or furnishing of any service with any Affiliate of any of the Borrowers, except transactions in the ordinary course of the business of Borrowers and upon fair and reasonable terms no less favorable than Borrowers would obtain in a transaction for the same purpose with a Person that is not an Affiliate of any of the Borrowers.

     7.31 Other Agreements.  The Borrowers will not enter into or permit to
          ----------------
exist any agreement (i) which would cause an Event of Default or a Default hereunder; or (ii) which contains any provision which would be violated or breached by the performance of Borrowers' obligations hereunder or under any of the other Loan Documents.

     7.32 Payment of Indebtedness.  The Borrowers hereby agree to pay, when due
          -----------------------
and owing, all Indebtedness, whether or not evidenced by the Notes.


                                  ARTICLE VIII
                                  ------------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce the Bank to enter into this Agreement and to make the Revolving Credit Loans and the Term Loans to the Borrowers under the provisions hereof, and in consideration thereof, the Borrowers represent, warrant and covenant as follows:

     8.1  Organization and Qualification.  Each of the Borrowers is duly
          ------------------------------
organized, validly existing, and in good standing under the Laws of its respective jurisdiction of incorporation, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as such.

     8.2  Litigation.  Except for the action described on Exhibit "E" attached
          ----------                                      -----------
hereto, there is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting any of the Borrowers or any properties or rights of any of the Borrowers which, if adversely determined, would result in a liability of greater than $100,000 or would otherwise result in any material adverse change in the business or condition, financial or otherwise, of any of the Borrowers. None of the Borrowers is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

     8.3  Financial Statements.  The Borrowers' most recent unaudited financial
          --------------------
statements which have been furnished to the Bank have been prepared in conformity with GAAP, show all material liabilities, direct and contingent, and fairly present the financial condition of the Borrowers as of the date of such statements and the results of their operations for the period then ended, and since the date of such statements there has been no material adverse change in the business, financial condition or operations of the Borrowers.

     8.4  Conflicting Agreements and Other Matters.  None of the Borrowers is in
          ----------------------------------------
default in the performance of any obligation, covenant, or condition in any agreement to which it is a party or by which it is bound. None of the Borrowers is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. None of the Borrowers is a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of the Borrowers to execute the Loan Documents or the performance of any of their respective terms. Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except those created by the Loan Documents) upon any of the properties or assets of the Borrowers pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to, the charter or By-Laws of any of the Borrowers, any award of any arbitrator, or any agreement, instrument or Law to which any of the Borrowers is subject.

     8.5  Corporate Authorization.  The Boards of Directors of the Borrowers
          -----------------------
have duly authorized the execution and delivery of each of the Loan Documents and the performance of their respective terms. No other consent of any other Person, except for the Bank, is required as a prerequisite to the validity and enforceability of the Loan Documents.

     8.6  Purposes.  None of the Borrowers is engaged principally, or as one of
          --------
its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Bank, the Borrowers will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1, referred to in Regulation U, to the foregoing effect. None of the Borrowers or any agent acting on its behalf has taken or will take any action which might cause this Agreement, or the Notes to violate any regulation of the Board of Governors of the Federal Reserve System (including Regulations G, T, U and X) or to violate any securities laws, state or federal, in each case as in effect now or as the same may hereafter be in effect.

     8.7  Compliance with Applicable Laws.  The Borrowers are in compliance with
          -------------------------------
all Laws, ordinances, rules, regulations and other legal requirements applicable to them and the business conducted by them, the violation of which could or would have a material adverse effect on their business or condition, financial or otherwise. Neither the ownership of any capital stock of any of the Borrowers, nor any continued role of any Person in the management or other affairs of any of the Borrowers (i) will result or could result in the Borrowers' noncompliance with any Laws, ordinances, rules, regulations and other legal requirements applicable to the Borrowers, or (ii) could or would have a material adverse effect on the business or condition, financial or otherwise, of the Borrowers.

     8.8  Possession of Franchises, Licenses.  Each of the Borrowers possesses
          ----------------------------------
all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and none of the Borrowers is in violation of any thereof in any material respect.

     8.9  Leases.  The Borrowers enjoy peaceful and undisturbed possession of
          ------
all leases necessary in any material respect for the operation of their respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such leases are valid and subsisting and are in full force and effect.

     8.10 Taxes.  The Borrowers have filed all Federal, state and other income
          -----
tax returns which are required to be filed and have paid all Taxes, as shown on said returns, and all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due. All Tax liabilities of each of the Borrowers are adequately provided for on the books of the Borrowers, including interest and penalties. No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid.

     8.11 Disclosure.  Neither this Agreement nor any other Loan Document or
          ----------
writing furnished to the Bank by or on behalf of the Borrowers in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrowers and not reflected in the financial statements or exhibits hereto provided to the Bank which materially adversely affects or in the future may materially adversely affect the business, property, or assets, or financial condition of any of the Borrowers which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to the Bank by or on behalf of the Borrowers prior to the date hereof in connection with the transactions contemplated hereby.

     8.12 Investment Company Act Representation.  None of the Borrowers is an
          -------------------------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     8.13 ERISA.  Since the effective date of Title IV of ERISA, no Reportable
          -----
Event has occurred with respect to any Plan. For the purposes of this section the term "Reportable Event" shall mean an event described in Section 4043(b) of ERISA. For the purposes hereof the term "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrowers, or of any member of a controlled group of corporations, as the term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1986, as amended (the "Code"), of which any of the Borrowers is a part. Each Plan established or maintained by any of the Borrowers is in material compliance with the applicable provisions of ERISA, and the Borrowers have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrowers have met all requirements with respect to funding Plans imposed by ERISA or the Code. Since the effective date of Title IV of ERISA there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to the assets of the Borrowers. The value of each Plan's benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plan's assets allocable to such benefits on the date hereof.

     8.14 Fiscal Year.  The fiscal years of the respective Borrowers end as of
          -----------
December 31 of each year.

     8.15 Title to Properties; Authority.  Borrowers have full power, authority
          ------------------------------
and legal right to own and operate the properties which they now own and operate, and to carry on the lines of business in which it is now engaged, and has good and marketable title to the Mortgaged Property in corporate capacity subject to no Lien of any kind except Liens permitted by this Agreement. The Borrowers own a working interest and net revenue interest in the oil and gas leasehold estate for the Mortgaged Property of not less than the amounts set forth on a well by well basis on Exhibit "F" attached hereto. Borrowers have
                                 -----------
full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the other Loan Documents.
Borrowers further represent to the Bank that any and all after acquired interest in any one or more of the Mortgaged Property being concurrently or subsequently assigned of record to Borrowers is and shall be deemed encumbered by the Mortgage in all respects.

     8.16 Environmental Representations.  To the best of Borrowers' knowledge
          -----------------------------
and belief, upon reasonable and good faith inquiry exercised with due diligence:

       (a) Borrowers are not subject to any liability or obligation relating to
     (i) the environmental conditions on, under or about the Collateral, including, without limitation, the soil and ground water conditions at the location of any of the Borrowers' properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance;

       (b) Borrowers have not obtained and are not required to obtain or make application for any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, facilities, fixtures and equipment forming a part of the Collateral by reason of any Environmental Laws;

       (c) Borrowers have taken all steps necessary to determine and has determined that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from the Collateral (the term "release" shall have the meanings specified in CERCLA/SARA, and the term "disposal" or "disposed" shall have the meanings specified in RCRA/HSWA; provided, in the event either CERCLA/SARA or RCRA/HSWA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of any State or Tribunal establish a meaning for "release," "disposal" or "disposed" which is broader than that specified in CERCLA/SARA, RCRA/HSWA or other Environmental Laws, such broader meaning shall apply);

       (d) There are no PCB's or asbestos-containing materials, whether in the nature of thermal insulation products such as pipe boiler or breech coverings, wraps or blankets or sprayed-on or trowelled-on products in, on or upon the Collateral; and

       (e) There is no urea formaldehyde foam insulation ("UFFI") in, on or upon the Collateral.

     8.17  Oil and Gas Contracts.  All contracts, agreements and leases related
           ---------------------
to any of the oil and gas mining, mineral or leasehold properties and all contracts, agreements, instruments and leases to which the Borrowers are a party, are valid and effective in accordance with their respective terms, and all agreements included in the oil and gas mining, mineral or leasehold properties in the nature of oil and/or gas purchase agreements, and oil and/or gas sale agreements are in full force and effect and are valid and legally binding obligations of the parties thereto and all payments due thereunder have been made, except for those suspended for reasonable cause in the ordinary course of business; and, there is not under any such contract, agreement or lease any existing default by any party thereto or any event which, with notice or lapse of time, or both, would constitute such default, other than minor defaults which, in the aggregate, would result in losses or damages of more than $100,000 to Borrowers.

     8.18 Natural Gas Policy Act and Natural Gas Act Compliance.  To the best of
          -----------------------------------------------------
Borrowers' knowledge, all material filings and approvals under the Natural Gas Policy Act of 1978, as amended, and the Natural Gas Act, as amended, or with the Federal Energy Regulatory Commission (the "FERC") or required under any rules or regulations adopted by the FERC which are necessary for the operation of Borrowers' business or the Collateral in the manner in which they are presently being operated have been made and the terms of the agreements and contractual rights included in the Borrowers' business or the Collateral do not conflict with or contravene any such Law, rule or regulation.

     8.19 Take or Pay Obligations, Prepayments, BTU Adjustments and Balancing
          -------------------------------------------------------------------
Problems.  To the best of the Borrowers' knowledge, after diligent inquiry,
- --------
there is no take or pay obligation under any gas purchase agreement comprising a portion of the Collateral which is not matched by a commensurate and corresponding pay or take obligation binding upon the purchaser under a corresponding gas sales agreement such that with respect to the ownership and operation of the business operations of Borrowers or the Collateral, any such obligation in favor of any seller under any gas purchase agreement to which the Borrowers are a "buyer" is matched by a corresponding obligation on the part of "purchasers" under corresponding gas sales agreements pursuant to which the Borrowers are the "seller". Neither any of the Borrowers nor the Collateral is subject to requirements to make BTU adjustments or effect gas balancing in favor of third parties which would result in Borrowers being required to (i) deliver gas at a price below that established in applicable gas sales agreements or on behalf of and for the benefit of third parties in exchange or to otherwise compensate for prior above market or above contract purchases of gas from Borrowers or their predecessor in interest, or (ii) balance in kind by allowing other owners in the Collateral to make up the past imbalances in gas sales, or (iii) balance in cash by paying other owners of the collateral for the past gas imbalances except for the matters described on Exhibit "G" hereto which have been disclosed to the
                         -----------
Bank.

     8.20 Gas Purchase Obligations in Excess of Gas Sales Rights.  The ownership
          ------------------------------------------------------
and operation of the business operations of Borrowers or the Collateral have not resulted or will not result in the existence of minimum purchase obligations under any gas purchase agreement (relating to the volume of gas to be taken thereunder or the price to be paid with respect thereto for the duration of any such gas purchase agreement) which are not matched by corresponding and commensurate rights to sell all such gas under applicable gas sales agreements at prices in excess of the amount to be paid therefor under gas purchase agreements (without regard to costs associated with transporting any such gas and risks of volume "shrinkage" occurring in the transportation process).

     8.21 Ownership of Mortgaged Property.  The Borrowers hereby represent,
          -------------------------------
warrant and covenant that the Borrowers own working interests, royalty interests and net revenue interests in the oil and gas leasehold estate for the Mortgaged Property covered by the Mortgage not less than the amounts set forth on a well by well basis on Exhibit "F" attached hereto.
                 -----------


                                   ARTICLE IX
                                   ----------

                               EVENTS OF DEFAULT
                               -----------------

     9.1  Events of Default.   The occurrence of any one or more of the
          -----------------
following events shall constitute an Event of Default hereunder (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

       (a) The Borrowers shall fail to make any payment or prepayment of principal or interest upon any of the Notes, or fail to pay any other Indebtedness after the same shall become due and payable (whether by extension, renewal, acceleration or otherwise); or

       (b) Any representation or warranty of the Borrowers made herein or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false or misleading in any material respect on the date when made and continues to have a material adverse effect on one or more of the Borrowers or their respective financial capacity or business operations; or

       (c) The Borrowers shall fail to duly observe, perform or comply with any covenant, agreement or term (other than payment provisions which are governed by Section 9.1(a) hereof) contained in this Agreement or any of the Loan Documents and such default or breach shall have not been cured or remedied within the earlier of thirty (30) days after any of the Borrowers shall know (or should have known) of its occurrence or twenty (20) days following receipt of notice thereof from the Bank; or

       (d) Any of the Borrowers shall default in the payment of principal or of interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to accelerate the due date of such obligation prior to its scheduled date of maturity; or

       (e) Any of the following: (i) any of the Borrowers shall become insolvent or unable to pay its debts as they mature, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail generally to pay its debts as they mature; or (ii) an order, judgment or decree is entered adjudicating any of the Borrowers bankrupt or insolvent; or (iii) any of the Borrowers shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of any of the Borrowers or of any substantial part of the assets of any of the Borrowers, or shall commence any proceedings relating to any of the Borrowers under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, of a type described in subsection (iii) above, against any of the Borrowers and any of the Borrowers by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect, if being vigorously contested, for more than sixty (60) days; or (v) any order, judgment or decree shall be entered in any proceedings against any of the Borrowers decreeing the dissolution of any of the Borrowers and such order, judgment or decree shall remain unstayed and in effect for more than thirty
     (30) days; or (vi) any order, judgment or decree shall be entered in any proceedings against any of the Borrowers decreeing a split-up of any of the Borrowers which requires the divestiture of a substantial part of the assets of any of the Borrowers, and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vii) any of the Borrowers shall fail to make timely payment or deposit of any amount of tax required to be withheld by any of the Borrowers and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of the Borrowers; or

       (f) Any final judgment on the merits for the payment of money in an amount in excess of $100,000 shall be outstanding against any of the Borrowers, and such judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days; or

       (g) Any Reportable Event described in Section 8.13 hereof which the Bank determines in good faith might constitute grounds for the termination of a Plan therein described or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to any of the Borrowers by the Bank, or any such Plan shall be terminated, or a trustee shall be appointed by a United States District Court to administer any such Plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan; or

          (h) Any default or event of default occurs under any of the other Loan Documents.

     9.2  Remedies.  Upon the occurrence of any Event of Default referred to in
          --------
Section 9.1(e) the Commitments shall immediately terminate and the Notes and all other Indebtedness shall be immediately due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Bank under this Agreement or the Loan Documents or under applicable Law of under any other instrument or document delivered in connection herewith, the Bank may (i) declare the Commitments terminated or (ii) declare the Commitments terminated and declare the Notes and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Notes and the other Indebtedness, or such portion as is designated by the Bank shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrowers. No delay or omission on the part of the Bank in exercising any power or right hereunder or under the Notes, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Bank of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Bank. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Bank shall have the right to set off the amount of all the Indebtedness of the Borrowers owing to the Bank against, and shall have, and is hereby granted by the Borrowers, a lien upon and security interest in, all property of each of the Borrowers in the Bank's possession at or subsequent to such default, regardless of the capacity in which the Bank possesses such property, including but not limited to any balance or share of any deposit, collection or agency account. After Default all proceeds received by the Bank may be applied to the Indebtedness in such order of application and such proportions as the Bank, in its discretion, shall choose. At any time after the occurrence of any Event of Default, the Bank may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrowers to be made by auditors satisfactory to the Bank at the expense of the Borrowers. The Bank also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the Security Instruments and the other Loan Documents.


                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     10.1 Notices.  Unless otherwise provided herein, all notices, requests,
          -------
consents and demands shall be in writing and shall be either hand-delivered (by courier or otherwise) or mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:

          If to the Borrowers, to:

                Hawkins Energy Corporation
                400 South Boston Avenue, Suite 800
                Tulsa, Oklahoma  74103
                Attn:  Clifford S. Lewis, Chief Financial Officer

          If to the Bank, to:

                Bank of Oklahoma, National Association
                P. O. Box 2300
                Bank of Oklahoma Tower
                One Williams Center
                Tulsa, Oklahoma  74192
                Attn:  Energy Department - 8th Floor

Hawkins is hereby designated and appointed and shall serve as agent for all of the Borrowers insofar as notices hereunder are concerned and notice to Hawkins shall be deemed notice to each of the Borrowers with the same force and effect as if each such Borrower were individually notified in accordance herewith. All notices, requests, consents and demands hereunder will be effective when hand-delivered to the applicable notice address set forth above or when mailed by certified mail, postage prepaid, addressed as aforesaid.

     10.2 Place of Payment.  All sums payable hereunder shall be paid in
          ----------------
immediately available funds to the Bank, at its principal banking offices at Bank of Oklahoma Tower, One Williams Center in Tulsa, Oklahoma, or at such other place as the Bank shall notify the Borrowers in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

     10.3 Survival of Agreements.  All covenants, agreements, representations
          ----------------------
and warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrowers hereunder shall be deemed to constitute representations and warranties by the Borrowers.

     10.4 Parties in Interest.  All covenants, agreements and obligations
          -------------------
contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrowers may not assign their rights or obligations hereunder without the prior written consent of the Bank.

     10.5  Governing Law and Jurisdiction.  This Agreement and the Notes shall
           ------------------------------
be deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

     10.6 SUBMISSION TO JURISDICTION.  THE BORROWERS HEREBY CONSENT TO THE
          --------------------------
JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVE ANY OBJECTION WHICH BORROWERS MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY
                  ----- --- ----------
SUCH COURT AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY OF THEM, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO ANY OF THEM AT THE ADDRESS SET FORTH IN SUBSECTION 10.1 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

     10.7 Maximum Interest Rate.  Regardless of any provision herein, the Bank
          ---------------------
shall never be entitled to receive, collect or apply, as interest on the Indebtedness any amount in excess of the maximum rate of interest permitted to be charged by the Bank by applicable Law, and, in the event the Bank shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if all other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrowers.

     10.8 No Waiver; Cumulative Remedies.  No failure to exercise, and no delay
          ------------------------------
in exercising, on the part of the Bank, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Bank. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Bank. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

     10.9 Costs.  The Borrowers agree to pay to the Bank on demand all
          -----
reasonable costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the negotiation, preparation, execution, delivery, filing, recording and administration of this Agreement, the Security Instruments and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. The Borrowers further agree that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any or all sums evidenced by the Notes are advanced to the Borrowers by the Bank.

     Upon Borrowers' failure to pay all such costs and expenses within ten (10) days of the Bank's submission of invoices therefore, the Bank shall pay such costs and expenses by debit to the joint General Account of Borrowers without further notice to Borrowers.

     10.10 Participation.  The Borrowers recognize and acknowledge that the Bank
           -------------
may sell participating interests in the Notes to one or more financial institutions (the "Participants"). Upon receipt of notice of the identity and address of each such Participant, the Borrowers shall thereafter supply such Participant with the same information and reports communicated to the Bank, whether written or oral. The Borrowers hereby acknowledge that each Participant shall be deemed a holder of the applicable Notes to the extent of its participation, and the Borrowers hereby waive their right, if any, to offset amounts owing to the Borrowers from the Bank against any Participant's portion of the applicable Notes.

     10.11 WAIVER OF JURY.  BORROWERS FULLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY
           --------------
RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE NOTES, THIS AGREEMENT, THE SECURITY INSTRUMENTS OR UNDER ANY AMENDMENT, SUPPLEMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT. BORROWERS AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     10.12 Full Agreement.  This Agreement and the other Loan Documents contain
           --------------
the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof, including the Prior Agreement which is replaced in its entirety by this Second Amended and Restated Revolving Credit and Term Loan Agreement.

     10.13 Headings.  The article and section headings of this Agreement are for
           --------
convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

     10.14 Severability.  The unenforceability or invalidity as determined by a
           ------------
Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

     10.15 Exceptions to Covenants.  The Borrowers shall not be deemed to be
           -----------------------
permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     10.16 Confidential Treatment.  Under the terms of this Agreement and
           ----------------------
certain of the other Loan Documents, the Bank is granted a security interest in, inspection rights with respect to or other rights in certain data, files, records and other materials which are proprietary to one or more of the Borrowers or which constitute or contain confidential information and trade secrets (collectively referred to as "Confidential Material"). The Bank hereby covenants and agrees that except upon an Event of Default, and then only to the extent necessary to protect its interests in such Confidential Material, the Bank will use its best efforts to maintain the confidential status thereof.

     10.17 Conflict with Security Instruments.  To the extent the terms and
           ----------------------------------
provisions of any of the Security Instruments are in conflict with the terms and provisions hereof, this Agreement shall be deemed controlling.

     10.18 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Revolving Credit and Term Loan Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

                              "Borrowers"

                              HAWKINS ENERGY CORPORATION


                              By /s/ Thomas F. Ostrye
                                 ------------------------------------
                                 Thomas F. Ostrye, President

                                        "Hawkins"

                              EQUITY COMPRESSORS, INC.


                              By /s/ Thomas F. Ostrye
                                 ------------------------------------
                                 Thomas F. Ostrye, President

                                        "Equity"

                              "Bank"

                              BANK OF OKLAHOMA, NATIONAL
                              ASSOCIATION


                              By /s/ Jack D. Brannon
                                 ---------------------------------
                                 Jack D. Brannon, Vice President

                                  EXHIBIT LIST
                                  ------------


          Exhibit A   -   $12,000,000 Revolving Credit Note

          Exhibit B   -   Revolving Loan Advance Request

          Exhibit C   -   $1,225,722 First Term Note

          Exhibit D   -   Liabilities

          Exhibit E   -   Pending Litigation

          Exhibit F   -   Title to Properties

          Exhibit G   -   Take or Pay Disputes

                                   EXHIBIT A
                                   ---------

                                PROMISSORY NOTE
                                ---------------
                            (Revolving Credit Note)

$12,000,000.00                                                Tulsa, Oklahoma
                                                            September 1, 1995

      FOR VALUE RECEIVED, HAWKINS ENERGY CORPORATION, an Oklahoma corporation and EQUITY COMPRESSORS, INC., an Oklahoma corporation (collectively the "Borrowers"), hereby jointly and severally promise to pay to the order of BANK OF OKLAHOMA, NATIONAL ASSOCIATION (the "Bank"), at the Bank's principal offices in Tulsa, Oklahoma in lawful money of the United States of America, the principal sum of TWELVE MILLION and NO/100 DOLLARS ($12,000,000.00) or so much thereof as shall have been advanced hereunder and remains unpaid on March 31, 2000, with the outstanding unpaid balance hereof on March 31, 1997 ("Conversion Date") being converted to a thirty-six (36) month term payout, payable in thirty-five (35) consecutive monthly installments of principal each in an amount equal to one-sixtieth (1/60th) of the lesser of the outstanding principal
                                      ------
balance hereof on March 31, 1997 or the Redetermined Convertible Borrowing Base as of October 31, 1996, each due on the last day of each calendar month commencing April 30, 1997, together with interest thereon on unpaid balances of principal from time to time outstanding, payable on the last day of each calendar month commencing September 30, 1995, and a final payment of all unpaid principal and accrued interest due and payable at final maturity on March 31, 2000. Interest shall accrue on the unpaid balance of principal from time to time outstanding and any past due interest at the variable annual rate of interest hereinafter specified. All payments under this Note shall be applied first to unpaid accrued interest and then to outstanding principal.

      The rate of interest payable upon the indebtedness evidenced by this Note shall be a variable annual rate of interest equal from day to day to the Applicable Prime Rate, as hereinafter defined, plus one and one-half percentage points (1.5%) per annum, but in no event at a rate which is greater than permitted by applicable law. Any change in the Applicable Prime Rate shall be effective with respect to this Note as of the date upon which any change in such rate of interest shall occur. Interest shall be computed on the basis of a year of 360 days but assessed for the actual number of days elapsed.

      For the purposes of this Note, "Applicable Prime Rate" shall mean the annual rate of interest announced by Chase Manhattan Bank, National Association, New York, New York ("Chase") from time to time as its prime or base rate, which shall be the rate used by Chase as a base or standard for pricing purposes and which shall not necessarily be its "best" or lowest rate. Should Chase cease to announce a prime or base rate, or should it be merged, consolidated, liquidated or dissolved in such a manner that it loses its separate corporate or banking identity, then the Applicable Prime Rate shall be the Prime Rate published by the Wall Street Journal in its "Money Rates" column as the prime or base rate or
    -------------------
a similar rate if such rate ceases to be published.  Any change in the

Revolving Credit Note
Page 2

Applicable Prime Rate shall be effective as of the date of the change.

      After default in the payment of any amount of principal or interest owing hereunder (whether on maturity, acceleration or otherwise) or upon the occurrence of any Event of Default as described in the Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of even date herewith between the Borrowers and the Bank (said Third Amended Loan Agreement as the same may at any time hereafter be amended, supplemented or modified and in effect together with the Prior Agreements therein described and defined being collectively herein called the "Loan Agreement"), the entire unpaid principal and accrued and unpaid interest hereunder shall, at the sole option of the Bank, be accelerated and immediately become due and payable without notice by the Bank, and the unpaid principal amount hereof shall bear interest computed at a variable annual rate equal to the Applicable Prime Rate plus seven percentage points (7%) per annum, but in no event at a rate which is greater than permitted by applicable law. Upon default in the payment of any amount of interest payable hereunder, such interest shall, to the full extent permitted by law, bear interest at the same rate as principal.

      This Note is made pursuant to the Loan Agreement and is the Revolving Credit Note described and defined therein. The Loan Agreement, among other things, contains provisions concerning the maximum Revolving Credit Borrowing Base and adjustments thereto, for acceleration of the maturity hereof upon the events, terms and conditions therein specified, facility fees, mandatory principal prepayments, including as described in Section 3.8 of the Loan Agreement, and voluntary prepayments hereof.

      This Note is secured by the Collateral described in the Loan Agreement and the Security Instruments described and defined in the Loan Agreement and in the Prior Agreements therein defined which have been executed by the Borrowers and delivered to the Bank. Reference is hereby made to the Security Instruments for a description of the property, assets and interests thereby mortgaged, conveyed, pledged and/or assigned, as the case may be, the nature and extent of the security thereunder and the security interests created thereby, and the rights of the Bank (or the holder of this Note) and the Borrowers in respect thereof.

      Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note be placed in the hands of attorneys for collection after default, the Borrowers agree to pay hereunder, in addition to the principal and interest due and payable hereon, reasonable attorneys' fees, court costs and other collection expenses incurred by the holder hereof.

Revolving Credit Note
Page 3

      The Borrowers hereby waive presentment for payment, demand, notice of nonpayment, protest and notice of protest with respect to any payment hereunder and agree to any extension of time with respect to any payment due hereunder, to any substitution or release of the security or collateral described in the Security Instruments and to the addition or release of any party liable hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

      If Bank deems itself insecure or upon the occurrence of any default hereunder, Bank shall have the right, immediately and without further action by it, to set off against this Note all money owed by Bank in any capacity to each or any maker, guarantor, endorser or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of each maker to Bank all money owed by Bank in any capacity to each or any maker; and Bank shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Bank subsequently thereto.

      This Note replaces and consolidates the indebtedness evidenced by the $1,000,000 Revolving Credit Note dated as of April 30, 1995 and the $7,450,000 Second Term Note dated as of December 30, 1994 from Borrowers and Mid-South Compressors, Inc. and Owens Compression Services, Inc. to the Bank as more particularly described in the Prior Agreements defined in the Loan Agreement. This Note and the indebtedness evidenced hereby shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma and is delivered to the Bank in Tulsa, Oklahoma, by the undersigned duly authorized corporate officers of the Borrowers.

                               HAWKINS ENERGY CORPORATION, an
                                 Oklahoma corporation

                               By________________________________
                                 Thomas F. Ostrye, President


                               EQUITY COMPRESSORS, INC., an
                                 Oklahoma corporation

                               By________________________________
                                 Thomas F. Ostrye, President

                                            "Borrowers"

DUE:  March 31, 2000
(convertible to term loan
on March 31, 1997 per
Section 2.1 of Loan Agreement)

                                   EXHIBIT B
                                   ---------

                        LOAN REQUEST, CERTIFICATION AND
                        CONFIRMATORY SECURITY AGREEMENT
                           FOR REVOLVING CREDIT NOTE
                           -------------------------

Bank of Oklahoma, N.A.
P.O. Box 2300
Tulsa, Oklahoma 74192
Attn:  Energy Department

Gentlemen:

       Pursuant to the provisions of the Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 1, 1995 (the "Credit Agreement"), among the undersigned, Equity Compressors, Inc., Mid-South Compressors, Inc. and Owens Compression Service, Inc. (collectively the "Borrowers") and you, the undersigned, as agent for the Borrowers, hereby (i) confirms and ratifies your continuing first and prior security interest and mortgage lien in and to all of the Collateral (including proceeds thereof) described or referred to in the Credit Agreement or in the Security Instruments described therein; (ii) applies to you for a Revolving Credit Loan on the Revolving Credit Note in the amount shown on Line 7 below; (iii) certifies that no Event of Default or Default under the Credit Agreement has occurred and is continuing as of the date hereof or exists or would continue to exist but for the lapse of time or giving of notice, or both; (iv) represents and warrants to you that the representations, covenants and warranties set forth or referred to in the Credit Agreement are true and correct on and as of this date; and (v) certifies to you the accuracy of the following information concerning the Borrowing Base for the Revolving Credit Note:

    1.   Revolving Credit Borrowing Base
         Before Letters of Credit             $8,500,000

    2.   Unfunded Letters of Credit Out-
          standing or Requested (Not to
          exceed $1,000,000 in
          the aggregate)                      $_____________

    3.   Net Revolving Credit Borrowing Base
          (Line 1 minus Line 2)               $_____________

    4.   Outstanding Revolving Credit
          Note Principal Balance              $_____________

    5.   Advance Requested                    $_____________

    6.   New Revolving Credit Loan Balance
          (Line 4 plus Line 5, but
          not to exceed Line 3)                         $__________

       IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ______ day of _______________, 199__.

                              HAWKINS ENERGY CORPORATION, an
                              Oklahoma corporation

                              By_________________________________________
                                                                  (Title)
                                         "Agent for Borrowers"

                                   EXHIBIT C
                                   ---------

                                   TERM NOTE
                                   ---------

$1,225,722                                                       Tulsa, Oklahoma
                                                               September 1, 1995

     FOR VALUE RECEIVED, HAWKINS ENERGY CORPORATION, an Oklahoma corporation and EQUITY COMPRESSORS, INC., an Oklahoma corporation (collectively the "Borrowers"), hereby jointly and severally promise to pay to the order of BANK OF OKLAHOMA, NATIONAL ASSOCIATION (the "Bank"), at the Bank's principal offices in Tulsa, Oklahoma in lawful money of the United States of America, the principal sum of ONE MILLION TWO HUNDRED TWENTY FIVE THOUSAND SEVEN HUNDRED TWENTY TWO and NO/100 DOLLARS ($1,225,722), payable (i) in thirty-four (34) consecutive monthly installments of principal each in the amount of $35,000 due on the last day of each calendar month commencing September 30, 1995, together with interest thereon on unpaid balances of principal from time to time outstanding, payable on the last day of each calendar month commencing September 30, 1995, and (ii) a final payment of all unpaid principal and accrued interest due and payable at maturity on July 31, 1998. Interest shall accrue on the unpaid balance of principal from time to time outstanding and on any past due interest, at the variable annual rate of interest hereinafter specified. All payments under this Note shall be applied first to unpaid accrued interest and then to outstanding principal.

     The rate of interest payable upon the indebtedness evidenced by this Note shall be a variable annual rate of interest equal from day to day to the Applicable Prime Rate, as hereinafter defined, plus one and one-half percentage points (1.5%) per annum. Any change in the Applicable Prime Rate shall be effective with respect to this Note as of the date upon which any change in such rate of interest shall occur. Interest shall be computed on the basis of a year of 360 days but assessed for the actual number of days elapsed.

     For the purposes of this Note, "Applicable Prime Rate" shall mean the annual rate of interest announced by Chase Manhattan Bank, National Association, New York, New York ("Chase") from time to time as its prime or base rate, which shall be the rate used by Chase as a base or standard for pricing purposes and which shall not necessarily be its "best" or lowest rate. Should Chase cease to announce a prime or base rate, or should it be merged, consolidated, liquidated or dissolved in such a manner that it loses its separate corporate or banking identity, then the Applicable Prime Rate shall be the Prime Rate published by the Wall Street Journal in its "Money Rates" column or a similar rate if such
    -------------------
rate ceases to be published. Any change in the Applicable Prime Rate shall be effective as of the date of the change.

     After default in the payment of any amount of principal or interest owing hereunder (whether on maturity, acceleration or otherwise) or upon the occurrence of any Event of Default as described in the Revolving Credit and Term Loan Agreement, dated as of June 11, 1993, as amended by that certain First Amended and

Term Note
Page 2

Restated Revolving Credit and Term Loan Agreement, dated as of July 14, 1993, as modified by the Modification thereto dated as of September 24, 1993, as further amended by that certain Second Amended and Restated Revolving Credit Agreement dated as of April 13, 1994, as further modified by the Modification thereto dated as of December 30, 1994, and as further amended by that certain Third Amended and Restated Revolving Credit Agreement dated as of even date herewith (the "Third Amended Agreement"), between and among the Borrowers and the Bank (said Revolving Credit and Term Loan Agreement as amended and as the same may at any time hereafter be amended, supplemented or modified and in effect being herein collectively called the "Credit Agreement"), the entire unpaid principal and accrued and unpaid interest hereunder shall be accelerated and immediately become due and payable without notice by the Bank, and the unpaid principal amount hereof shall bear interest computed at a variable annual rate equal to the Applicable Prime Rate plus seven percentage points (7%) per annum, but in no event at a rate which is greater than permitted by law. Upon default in the payment of any amount of interest payable hereunder, such interest shall, to the full extent permitted by law, bear interest at the same rate as principal.

     This Note is made pursuant to the Credit Agreement and is the First Term Note described and defined in the Third Amended Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the events, terms and conditions therein specified, prepayment premiums, calculation and application of sale proceeds of certain Collateral and voluntary prepayments hereof.

     This Note is secured by the Collateral described in the Credit Agreement and the Security Instruments described in the Credit Agreement (the "Security Instruments") which have been executed by the Borrowers and delivered to the Bank. Reference is hereby made to the Security Instruments for a description of the property, assets and interests thereby mortgaged, conveyed, pledged and/or assigned, as the case may be, the nature and extent of the security thereunder and the security interests created thereby, and the rights of the Bank (or the holder of this Note) and the Borrowers in respect thereof.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note be placed in the hands of attorneys for collection after default, the Borrowers agree to pay hereunder, in addition to the principal and interest due and payable hereon, reasonable attorneys' fees, court costs and other collection expenses incurred by the holder hereof.

     The Borrowers hereby waive presentment for payment, demand, notice of nonpayment, protest and notice of protest with respect to any payment hereunder and agree to any extension of time with

Term Note
Page 3

respect to any payment due hereunder, to any substitution or release of the security or collateral described in the Security Instruments and to the addition or release of any party liable hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

     If Bank deems itself insecure or upon the occurrence of any default hereunder, Bank shall have the right, immediately and without further action by it, to set off against this Note all money owed by Bank in any capacity to each or any maker, guarantor, endorser or other person who is or might be liable for payment hereof, whether or not due, and also to set off against all other liabilities of each maker to Bank all money owed by Bank in any capacity to each or any maker; and Bank shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such default even though such charge is made or entered into the books of Bank subsequently thereto.

     This Note is a replacement, extension and substitute for that certain Term
Note in the original principal amount of $1,416,664 dated as of December 30, 1994, but shall not constitute a novation or extinguishment of the indebtedness evidenced thereby.

     This Note is executed and delivered to the Bank in Tulsa, Oklahoma, and the indebtedness evidenced hereby shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma.


                              HAWKINS ENERGY CORPORATION, an
                                Oklahoma corporation


                              By________________________________
                                Thomas F. Ostrye, President

                              EQUITY COMPRESSORS, INC., an
                               Oklahoma corporation


                              By________________________________
                                Thomas F. Ostrye, President

                                          "Borrowers"

DUE:    July 31, 1998

                                   EXHIBIT D
                                   ---------

                                  LIABILITIES
                                  -----------


There are no long-term liabilities of the Borrowers except the deferred tax liability as recorded.

                                   EXHIBIT E
                                   ---------

                               PENDING LITIGATION
                               ------------------


Burchfield vs. Equity Compressors, et al.

* ECI (also Hawkins, Jimmy Neher & Gary Bolich) were named in a defamation suit brought by Ronnie Burchfield on April 21, 1993, Case No. CJ 93 3078 in the District Court of Oklahoma County, Oklahoma (A copy of the Petition was annexed to the Prior Agreement).

* The company is insured by Chubb who has assumed the defense of Hawkins, ECI and Jimmy Neher under our liability policy. Gary Bolich, formerly ECI's shop foreman, left the employ of ECI in March, 1993 and will be represented by separate counsel initially.

* Management did not instigate, encourage or condone any defamatory statements with regards to Mr. Burchfield, neither is it aware of any such statements made by Jimmy Neher or Gary Bolich. An appearance has been entered, and a response to the petition is being prepared by Chubb's selected counsel at this time. The Company's counsel, Conner & Winters, is being kept current of the pleadings and advising the Company accordingly.

                                   EXHIBIT F
                                   ---------

                              TITLE TO PROPERTIES
                              -------------------

                          HAWKINS ENERGY CORPORATION
                      Bank Loan dated September 13, 1995


            WELL NAME                      INTEREST         INTEREST
            ---------                      --------         --------
 1          Nelson,George                  0.5400000        0.4095250
 2          O'Neil                         0.1382416        0.1059228
 3          Klinger #2-12                  0.9000000        0.6827346
 4          Brown #1-9                     0.3868745        0.2930797
 5          Wilbur #1-2                    0.2063224        0.1567742
 6          Army Ammo #1-26                0.2667200        0.2227112
 7          Dupree #4-36                   0.0750000        0.0533224
 8          Wells #1-28                    0.8000000        0.6610625
 9          Dupree #1-36                   0.0750000        0.0533224
10          Kiowa #2-1169                  0.2350000        0.1815375
11          Dupree #3-36                   0.0750000        0.0533240
12          Scates #1-11                   0.1128254        0.0843016
13          Stewart, Dorothy #1-8          0.3512500        0.2673953
14          Sanderson #1-8                 0.4000000        0.3012102
15          Theis #1-6                     0.4000000        0.3200000
16          Stahlman #1                    0.2000000        0.1451249
17          Muir #1                        0.8000000        0.6720001
18          Steinkuehler #1-15             0.2733470        0.2282330
19          Walker #1-33                   0.4000000        0.3380000
20          Padberg-Souders #1-5           0.3890080        0.2883506
            New Wells
            ---------
 1          Bocksnick #1                   0.3750000        0.3000190
 2          Cordell #1                     0.3750000        0.2953368
 3          Cordell #2                     0.6279443        0.5059480
 4          Chancellor #1                  0.4991735        0.3940246
 5          Chancellor #2                  0.4991735        0.3940246
 6          Martin, H #1                   0.0900870        0.0753317
 7          Martin, H #2                   0.0000000        0.0106702
 8          Smith, Leonard #1-20           0.0112816        0.0096450
 9          Smith, Leonard #2-20           0.0112800        0.0096450
10          Smith, Leonard #3-16           0.0112800        0.0096450
11          W.Y. Young                     0.7720000        0.6720000
12          Sweetin #1                     0.5431580        0.4569167
13          Dean #1                        0.5510229        0.4451443
14          Dickie Ranch A                 0.9083425        0.6534616
15          Dickie Ranch B                 0.9875000        0.8023438
16          Dickie Ranch Unit              0.9564125        0.6880429
17          Dickie Ranch                   0.9718750        0.6855471
18          Lenoir                         0.9875000        0.7104075


                                   EXHIBIT G
                                   ---------

                              TAKE OR PAY DISPUTES
                              --------------------


          The Borrowers are not involved in any take or pay disputes.